Exhibit 10.4

CONSTRUCTION LOAN AGREEMENT

$21,742,500.00 Interim Construction Loan

by

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,

a national banking association

(“Lender”)

to

GGT AHC FAIRFIELD TX, LLC,

a Delaware limited liability company

(“Borrower”)

Provide Financing for:

1.    Purchase of 12.8 acre tract for construction of

294-unit Class A multifamily project

located at the SW corner of Cypresswood Drive and Mason Road in

[Unincorporated] Harris County, Texas;

Parcel ID No. 1299-660-030-001 (being replatted);

(the “Property”)

and

2.    Payment of the Utility Impact Fee regarding the

Harris County Municipal Utility District No. 322 (the “MUD #322”)

Utility Fee Reimbursement

Dated effective as of September 24, 2013

(“Closing”)

CONSTRUCTION LOAN AGREEMENT

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4.17	Safe Storage	32
4.18	Reporting Covenants	32
4.19	Debt Service Coverage Ratio	33
4.20	Utility Fee Reimbursement	33

SECTION V NEGATIVE COVENANTS		34

5.1	Changes	34
5.2	OFAC	34
5.3	Changes of Ownership	35

SECTION VI EVENTS OF DEFAULT AND REMEDIES		35

6.1	Events of Default	35
6.2	Remedies	36
6.3	Discretionary Credit and Credit Payable On Demand	36

SECTION VII ASSIGNMENTS		37

7.1	Assignment of Construction Contract and Architectural Contract	37
7.2	Assignment of Plans	37

SECTION VIII LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES		38

8.1	No Obligation by Lender to Construct	38
8.2	No Obligation by Lender to Operate	38
8.3	Borrowers Indemnity	39
8.4	No Agency	40

SECTION IX MISCELLANEOUS		40

9.1	Taxes and Fees	40
9.2	Governing Law; Venue; Service of Process	40
9.3	Audits of Mortgaged Property; Fees	41
9.4	Costs and Expenses	41
9.5	Notices	41
9.6	Further Action	41
9.7	Successors and Assigns; Participation	41
9.8	Indulgence	42
9.9	Amendment and Waiver	42
9.10	Severability	42
9.11	Headings and Construction of Terms	42
9.12	Independence of Covenants	42
9.13	Reliance on and Survival of Various Provisions	42
9.14	Effective On Execution	43
9.15	Time of Essence	43
9.16	No Third Party Beneficiaries	43
9.17	Standard of Conduct of Lender	43
9.18	No Partnership	44
9.19	Conflicts	44
9.20	Permitted Successors and Assigns; Disclosure of Information	44
9.21	Exhibits and Schedules	45
9.22	Waiver of Jury Trial	45
9.23	Oral Agreements Ineffective	45

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9.24	Counterparts	46
9.25	USA Patriot Act Notice	46
9.26	Special Purpose Entity Covenants	46

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CONSTRUCTION LOAN AGREEMENT

This CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made and delivered effective as of the 24th day of September, 2013 (the “Effective Date”), by and between GGT AHC FAIRFIELD TX, LLC, a Delaware limited liability company (“Borrower”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

The following provisions are true and correct, are a part of this Agreement, and form the basis for this Agreement:

A.        Borrower desires to obtain certain credit facilities from Lender, and Lender is willing to provide those credit facilities to and in favor of Borrower.

B.        Those credit facilities are subject to the terms and conditions set forth in this Agreement and in every other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual promises in this Agreement, Borrower and Lender agree as follows:

SECTION I

DEFINITIONS

1.1        Defined Terms.  As used in this Agreement, the following terms have the meanings set forth below:

“Accounts” has the meaning set forth in the UCC.

“Advance” means a disbursement by Lender of any of the proceeds of the Loan, any insurance proceeds, or deposit to Borrower’s Depository Account by any method, including, without limitation, journal entry, deposit to Borrower’s Depository Account, check to third party or otherwise.

“Advance Request” means a completed, signed Advance Request on the form set forth on Exhibit “F”, or in such other form as may be satisfactory to Lender.

“Affidavit of Commencement” means an affidavit in form and substance as set forth on Exhibit “D”.

“Affidavit of Completion” means an affidavit in form and substance as set forth on Exhibit “E”.

“Affiliate” means when used with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Construction Loan Agreement, together with all exhibits and schedules, as it may from time to time be amended, supplemented, or restated.

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“Allocations” means the line items set forth in the Budget for which Advances of Loan proceeds may be made.

“Appraised Value” means the fair market value of the Mortgaged Property (or any applicable portion thereof as required hereunder) as indicated by the appraisal prepared by an appraiser designated by Lender, in Lender’s sole discretion, and presented and based upon such standards as may be reasonably required by Lender and satisfying the requirements of Section 2.2(i)(iv)(K) hereof; provided, however, that (i) Lender shall be entitled to obtain a new or updated appraisal when (a) the Appraised Value is required to be determined under this Agreement, including, but not limited to upon extension of the Loan, or (b) upon an Event of Default; and (ii) the reasonable cost of any such new or updated appraisal is to be borne solely by Borrower.

“Approved Tenant Leases” means bona fide new lease agreements with third party tenants pursuant to a residential lease form acceptable to Lender. Lender hereby approves the form of apartment lease provided by the Texas Apartment Association, Inc. (the “TAA”).

“Architect” means WALLACE GARCIA WILSON, Architexts, and any other architect engaged by Borrower in connection with the Improvements.

“Architect’s Agreement” means a written agreement, substantially in the form attached hereto as Exhibit “I”, duly executed by Architect in favor of Lender: (a) consenting to the assignment and encumbrance hereunder of the Plans and of Borrower’s rights in the Architectural Contract, if any, to Lender; (b) agreeing to continue performance under the Architectural Contract, if any, at the request and for the benefit of Lender; (c) subordinating all Liens and claims of Architect against the Mortgaged Property, Borrower and the Plans, to those of Lender under the Loan Documents; and (d) respecting such other matters as Lender may require.

“Architectural Barrier Laws” means all architectural barrier laws including, without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, and the Architectural Barriers Act, Texas Government Code § 469.001, et seq., as they may from time to time be amended.

“Architectural Contract” means a written agreement between Borrower and Architect for architectural services pertaining to construction of the Improvements, as applicable.

“Borrowers Equity” means the amount shown in the Budget on the line item designated Borrower’s Equity, which amount is anticipated to be paid at the same time as the Initial Advance, but, in any event, is required to be contributed by Borrower to the Project Costs before any Advance by Lender under this Agreement (other than an amount of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) required to perfect Lender’s lien and the amounts described in Sections 2.1(k) and 2.1(l), below) and which amount shall not total less than ELEVEN MILLION SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($11,007,500.00).

“Budget” means a schedule in the form of Exhibit “C” prepared by Borrower in form and substance approved by Lender in writing from time to time, that reflects the estimated cost of each item of work or material required to construct the Improvements substantially in accordance with the Plans, together with estimates of all other Project Costs and expenses, including, without limitation, interest and professional fees to be incurred with respect to the Project during the applicable period, subject to permitted reallocations as provided herein.

“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas, are authorized or required by law to be closed.

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“Cash Collateral Account” means a blocked, restricted account opened with Lender by Borrower in the initial amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) which shall be pledged against and serve as additional Collateral for the Loan, as further described in Section 2.1(e) hereof.

“Change of Control” means the occurrence of the failure of Borrower to be Controlled by one or more Qualified Equityholders, as further described in Section 5.3 hereof.

“Charges” means all fees, charges, and other things of value, if any, contracted for, charged, received, taken, or reserved by Lender in connection with the transactions relating to the Note and the Loan Documents that are treated as interest under applicable law.

“Closing” means the closing of the Loan and Borrowers purchase of the Land pursuant to Purchase and Sale Agreement dated March 4, 2013, as amended, currently scheduled to occur on September 24, 2013.

“CNL” means CNL GROWTH PROPERTIES, INC., a Maryland corporation

“Commencement Date” means any day after the Deed of Trust is filed for recordation in the appropriate records of the county where the Land is located, but not later than October 1, 2013, subject to delays for force majeure events (as defined in Section 6.1 hereof).

“Company Agreement” means the written agreement of the members of a particular limited liability company concerning the affairs or the conduct of the business of the limited liability company.

“Completion” means the full and complete performance of all work (including all punch list items) required to fully construct and equip the Improvements in accordance with this Agreement and all Legal Requirements and substantially in accordance with the Plans.

“Completion Date” means the date which is eighteen (18) months after the Commencement Date, subject to delays for force majeure events.

“Construction Contract” means any and all written or oral contracts, subcontracts, and agreements (as each may from time to time be amended, supplemented, or restated) between Borrower and any other party, and between parties other than Borrower, in any way relating to the construction of the Improvements on the Land or the supplying of material (specially fabricated or otherwise), labor, supplies, or other services therefor.

“Contingency Allocation” means the Allocation related to “contingencies,” miscellaneous or other non-specific purposes.

“Contractor” means AHC CONSTRUCTION, LLC, a Texas limited liability company, or other general contractor engaged by Borrower and approved by Lender, and any other “original contractor” (as defined in Section 53.001 of the Texas Property Code) with whom Borrower contracts for the development, construction, and Completion of all or part of the Improvements.

“Contractor’s Agreement” means a written agreement, substantially in the form attached hereto as Exhibit “J”, duly executed by Contractor in favor of Lender: (a) consenting to the assignment and encumbrance hereunder of the Construction Contracts to Lender; (b) agreeing to continue performance under the Construction Contracts at the request and for the benefit of Lender; (c) subordinating all Liens and claims of each Contractor against the Mortgaged Property or Borrower, to the Liens and claims of Lender under the Loan Documents; and (d) respecting such other matters as Lender may require.

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“Contracts” has the meaning set forth in the Deed of Trust.

“Control” means possession, directly or indirectly, of the power to direct or cause the management and policies of any Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlling,” “controlled by,” and “under common control with” shall have correlative meanings.

“Days” means, unless otherwise provided, calendar days.

“Debt” means as of any applicable date of determination, all items of indebtedness, obligation, or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, including, without limitation, all items that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term “Debt” shall include, without limitation, the Indebtedness and the Obligations.

“Debt Service Coverage Ratio” shall have the meaning set forth in Section 4.19 of this Agreement.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, or composition, extension, or adjustment of debts, or similar laws affecting the rights of creditors.

“Deed of Trust” means the Deed of Trust entered into on or about the date of this Agreement pursuant to which Borrower grants a first and prior deed of trust lien to Lender covering the Mortgaged Property to secure the Loan, as same may be amended, supplemented, or restated.

“Default Rate” means at any time of determination with respect to the applicable portion of the Indebtedness, a per annum rate of interest equal to the sum of the Base Rate (as defined in the Note) that would apply to that portion of the Indebtedness if the Default Rate was not then in effect, plus four percent (4%), such Default Rate not to exceed the Maximum Rate allowed by the laws of the State of Texas as further described in Section 2.2(f) hereto.

“Depository Account” means an account opened with Lender by Borrower from which Borrower will operate the Project.

“Design Professional” means each engineer, interior designer, space planner, landscape designer, or other person or entity with whom Borrower contracts for the providing of planning, design, engineering, or other similar services relating to the Improvements.

“Disbursement Date” means the date on which Lender makes an Advance under this Agreement.

“Documents” has the meaning set forth in the UCC.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement executed by Borrower and Guarantor AHI (defined herein) on or about the date of this Agreement.

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“Environmental Law” has the meaning set forth in the Environmental Indemnity Agreement.

“Equipment” has the meaning set forth in the UCC together with all of the following to the extent same are not included within that definition: all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory) including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of those types of property that are leased and all rights and interests under those leases to the extent such lease does not prohibit or require a consent to the creation of a Lien in favor of Lender (including, without limitation, options to purchase) together with all present and future additions, accessions, replacements, components, and auxiliary parts and supplies used in connection therewith, and all substitutes for any of the above, and all manuals, drawings, instructions, warranties, and other rights wherever any of the above are located whether they are now owned or later acquired by Borrower and if any other Loan Party grants or purports to grant a Lien on any of the foregoing as security for any portion of the Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., as amended, and all successor statutes.

“Event of Default” has the meaning set forth in Section 6.1 of this Agreement.

“Fairfield” or the “Fairfield Community” means the Fairfield Master Planned Community of which the Mortgaged Property is a part and to which Borrower will pay an assessment.

“Financial Statements” means all balance sheets, income statements, statements of cash flow, statements of sources and uses of funds, and all other financial data, statements, and reports (whether of Borrower or any Guarantor) that are required to have been, or may from time to time be furnished to Lender under this Agreement, the transactions contemplated under this Agreement, or any of the Indebtedness. The Financial Statements are not required to be audited.

“Financing Statements” means the financing statement or financing statements (on Standard Form UCC-1 or otherwise) utilized in connection with the Loan Documents.

“Fixtures” has the meaning set forth in the UCC.

“GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board.

“Governmental Authority” means the United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Mortgaged Property is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Lender, any Loan Party, or any Mortgaged Property.

“Guarantors” means each Person (other than Borrower) who guarantees or otherwise is or will be obligated for the repayment of all or any part of the Indebtedness, and “Guarantor” means any one of the Guarantors. Initially the Guarantors shall be AHC CONSTRUCTION, LLC, a Texas limited liability company (“AHCC”), and ALLEN HARRISON INVESTMENTS, LLC, a Texas limited liability company (“AHI”).

“Guaranty” means each Guaranty Agreement now or hereafter in effect from Guarantors to Lender guaranteeing (a) Losses incurred by Lender as a result of certain acts of Borrower or Guarantor; (b) the performance and Completion of the construction of the Improvements, and (c) such other amounts as provided therein.

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“Hard Costs” means all costs identified and approved by Lender in the Budget as “Hard Costs.”

“Improvements” means the Improvements identified on the attached Exhibit “G”, and more particularly described in the Plans, and shall not include Tenant Improvements.

“Indebtedness” means (i) the principal of, interest on, or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors, or assigns in connection with the Mortgaged Property; and (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Borrower to Lender in connection with the Mortgaged Property, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Lender of Borrower and any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions thereof, it being contemplated by Lender and Borrower that Borrower may hereafter become indebted to Lender with respect to the Mortgaged Property in further sum or sums. Notwithstanding the above, the term “Indebtedness” shall not include any other loan, advance, Debt, obligation, or liability with respect to which Lender is by applicable law prohibited from obtaining a Lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any Person of any Debt or obligation of any other Person if it would violate or exceed the limit provided in any applicable usury or other law.

“Independent Consultant” means any architectural or engineering firm or other Person retained by Lender at Borrower’s expense for the purpose of: approving the Plans and each Construction Contract; verifying the Budget; and performing inspections as construction progresses to verify that the Improvements are constructed to Completion (a “Third Party Inspector”), in substantial accordance with the Plans and this Agreement.

“Initial Advance” means the first Advance of Loan proceeds made under this Agreement other than the One Thousand and No/100 Dollars ($1,000.00) Advance made at Closing under Section 2.2(l)(viii), plus those amounts described in Sections 2.1(k) and 2.1(l), to be made at Closing subject to the terms and conditions set forth in Section 2.2, including, without limitation, Sections 2.2(i), 2.2(j), and, if applicable, Section 2.2(l) of this Agreement.

“Initial Loan Amount” means an amount up to ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300.000.00) to cover the Utility Impact Fee (herein defined) and related Loan closing costs not to exceed THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00).

“Instruments” has the meaning set forth in the UCC.

“Interest Reserve” has the meaning set forth in Section 2.1(a).

“Inventory” has the meaning set forth in the UCC.

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“Land” means that certain real property described in Exhibit “A”, being a portion of land located at 28550 Northwest Fwy., [Unincorporated] Harris County, Texas 77429; Tax Parcel ID No. 1299-660-030-001.

“Leases” means all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral) that grant to third parties a possessory interest in or the right to use or occupy the Mortgaged Property.

“Legal Requirements” means (a) any and all present and future judicial decisions, statutes (including Architectural Barrier Laws and Environmental Laws), rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any Guarantor, or the Mortgaged Property, including, without limitation, the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair, or reconstruction thereof; and (b) any and all covenants, conditions, and restrictions contained in recorded instruments that relate or are applicable to the Mortgaged Property and/or Improvements with respect to the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair or reconstruction thereof.

“Lien” means any valid and enforceable interest in any property securing an indebtedness, obligation, or liability owed to or claimed by any Person other than the owner of that property, whether that indebtedness is based on the common law, statute, or contract, including, without limitation, liens created by or pursuant to a security interest, pledge, mortgage, deed of trust, assignment, conditional sale, trust receipt, lease, consignment, or bailment for security purposes.

“Loan” means the Indebtedness evidenced by the Note pursuant to this Agreement.

“Loan Amount” means TWENTY-ONE MILLION SEVEN HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($21,742,500.00), including the Utility Impact Fee, but not to exceed the Maximum Loan Amount (as herein defined).

“Loan Documents” means collectively, this Agreement, the Note, the Deed of Trust, the Environmental Indemnity Agreement, the Pledge Agreement, the Financing Statements, two Guaranty Agreements and all other documents now or hereafter required by Lender and executed by Borrower or any Guarantor in connection with the Loan, the payment of the Indebtedness, or the performance of the Obligations under this Agreement.

“Loan Party” means Borrower, any signatory to this Agreement that executes this Agreement on Borrower’s behalf that is a corporation, general partnership, limited partnership, joint venture, trust or other type of business organization, and each other Person, including Guarantors, that is liable for the payment of all or any part of the Indebtedness, the performance of the Obligations, or who owns any property that is subject to (or purported to be subject to) a Lien that secures all or any portion of the Indebtedness and the Obligations.

“Loan-to-Value Ratio” is the quotient of (i) the Loan Amount divided by (ii) the Appraised Value of the Mortgaged Property.

“Material Adverse Event” has the meaning set forth in the Deed of Trust.

“Maturity Date” means the date that is three (3) years from the Effective Date, which date may be conditionally extended pursuant to Section 2.6.

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“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Maximum Loan Amount” means the lesser of (i) TWENTY MILLION FOUR HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($20,442,500.00), (ii) sixty-five percent (65%) loan-to-cost, or (iii) sixty-five percent (65%) loan-to-value based on “as stabilized” value in accordance with the Lender approved Appraisal; plus the amount of the Utility Fee Reimbursement (for an estimated amount of TWENTY-ONE MILLION SEVEN HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($21,742,500.00)).

“Mortgaged Property” means the Land, Improvements, and all other property, assets, and rights in which a Lien or other encumbrance in favor of or for the benefit of Lender is or has been granted or arises or has arisen, or may hereafter be granted or arise under, or in connection with, any Loan Document, or otherwise.

“MUD” or “Municipal Utility District” means a political subdivision authorized under the Texas constitution to levy taxes, charge for services, and issue debt for infrastructure such as water, sewer, and drainage, within limited geographically defined areas for the purpose of providing the initial capital, and shifting the burden to a developer, for infrastructure development. The Mortgaged Property lies entirely within the Harris County Municipal Utility District No. 322 created on June 10, 1987 (“MUD 322”).

“MUD Bonds” means bonds issued by MUD 322 after the Effective Date to finance the construction of water, sewer, and related facilities in undeveloped areas in MUD 322, including within the Mortgaged Property, with all or a portion of the proceeds of the sales of such bonds being paid to Borrower, which proceeds have been pledged to Lender (the “MUD Bond Proceeds”).

“Net Operating Income” or “NOI” means the Project’s annual gross income (including rental and other income) less operating expenses incurred in the operation and maintenance of the Project (including repairs and maintenance, insurance, management fees, utilities, supplies and property taxes, but excluding principal and interest, capital expenditures, depreciation, income taxes and amortization).

“Note” means the promissory note, executed on or about the Effective Date by Borrower in the principal sum of the Loan Amount, payable to Lender, evidencing the Loan, as it may from time to time be amended, supplemented, restated, renewed, extended, or increased.

“Note Rate” means with respect to the Indebtedness from time to time outstanding under the Note the rate or rates provided in the Note as the Note Rate.

“Obligations” means any and all of the covenants, conditions, warranties, representations, and other obligations (other than repayment of the Indebtedness) made or undertaken by Borrower, any Guarantor (pursuant to any Guaranty), or any Loan Party to Lender or others in the Loan Documents.

“Origination Fee” means the sum of TWO HUNDRED SEVENTEEN THOUSAND FOUR HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($217,425.00) to be paid by Borrower to Lender pursuant to Section 2.2(i)(v) of this Agreement.

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“Partial Release” has the meaning set forth in Section 2.7 of this Agreement.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended.

“Permitted Exceptions” has the meaning set forth in the Deed of Trust.

“Person” means any individual, corporation, partnership (general or limited), joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency, or other entity of whatever nature.

“Plans” means the plans and specifications for the development of the Land and construction of the Improvements, prepared by the Architect or the Design Professional and approved (a) by Lender as required in this Agreement, (b) by all applicable Governmental Authorities, and (c) by any party to a purchase or construction contract with a right of approval, as they may, with the approval of Lender, be amended or modified, together with all related design, engineering, or architectural work, test reports, surveys, shop drawings, and related items.

“Pledge Agreement” means that certain pledge agreement dated as of the Effective Date from Borrower to Lender granting to Lender a security interest and lien upon the Cash Collateral Account, the MUD Bond Proceeds and other collateral therein provided.

“Project” means the acquisition and development of a 12.8 acre tract and construction of 294 units of Class A multifamily residences on the Land, located at 28550 Northwest Fwy., [Unincorporated] Harris County, Texas 77429, to be known as “Remington Fairfield”.

“Project Costs” means the total of the costs, expenses and fees required for the purchase and development of the Land and construction of the Project as set forth in the Budget, including (a) Land acquisition costs; (b) costs of labor and materials for construction and Completion of all Improvements; (c) reasonable architectural, engineering, interior and landscape design, legal, consulting, and other related fees; (d) taxes on Land and Improvements; (e) bond and insurance costs; and (f) commitment fees, interest, and other financing charges, all of which are included in the Budget.

“Purchase Price” means Borrower’s acquisition cost for the Land, which Borrower represents and warrants to be THREE MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND TWO HUNDRED SIXTY-FOUR AND 08/100 DOLLARS ($3,187,264.08).

“Qualified Equityholder” means CNL, successor entities to CNL resulting from a public offering, sale of publicly-traded shares, “privatization”, merger, reverse merger or similar event.

“Regulatory Authority” has the meaning set forth in Section 2.1(h)(ii).

“Request for Advance” means a written request or authorization for an Advance that shall be in the form of Exhibit “F”, or in such other form as may be acceptable to Lender.

“Security Agreement” means all security agreements, whether contained in the Deed of Trust, a separate security agreement, or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions, and after-acquired property) located or to be located on the Land or in or on the Improvements, or used or intended to be used in the operation of the Land or Improvements, to secure the Indebtedness and the Obligations.

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“Secured Parties” means the collective reference to Lender and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Security Documents” means the Deed of Trust, the Pledge Agreement, each and every Security Agreement, pledge agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment of the Indebtedness or performance of the Obligations or any portion thereof.

“Soft Costs” means all architectural, engineering, interior design, landscape design, legal fees, consulting fees, other related fees, taxes on the Land and the Improvements, bond costs, insurance costs, the Commitment Fee, interest, and other financing charges, all as set forth and approved by Lender in the Budget.

“Subsidiary” means, as to any particular parent entity any corporation, partnership (general or limited), limited liability company, or other entity (whether now existing or hereafter organized) in which fifty percent (50%) or more of the outstanding equity ownership interests having voting rights as of any applicable date of determination are owned directly or indirectly by that parent entity.

“Survey” means a survey of the Land and Improvements, if any, consisting of a plat and field notes, among other things, prepared by a licensed surveyor acceptable to Lender and the Title Company, and satisfying the requirements set forth on Exhibit “B”.

“TCEQ” means the Texas Commission on Environmental Quality.

“Title Company” means the Title Company (and its issuing agent, if applicable) acceptable to Lender, in its sole and absolute discretion, that is issuing the Title Policy.

“Title Policy” means a loan policy of title insurance in a form acceptable to Lender, in its sole and absolute discretion, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if required by Lender, in the maximum amount of the Loan Amount insuring that the Deed of Trust constitutes a valid first and prior lien covering the Land and Improvements, subject only to those exceptions that Lender may approve in writing and containing those endorsements that Lender may require.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State in which the Mortgaged Property is located, as it may from time to time be amended, supplemented, or restated.

“Utility Impact Fee” means, as regards the Mortgaged Property, a fee of $1,300,000.00 that is imposed by MUD 322 on the Project to pay for all or a portion of the costs of providing infrastructure such as water, sewer, and drainage utilities to the new development on the Mortgaged Property.

“Utility Fee Reimbursement” means the reimbursement by MUD 322 of the Utility Impact Fee paid by Borrower for Project infrastructure development, which amount is estimated to be a sum not less than ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00). Borrower shall request a reimbursement of such utility costs from the MUD 322 which will file a bond application with the TCEQ. The TCEQ will review the application and, if approved, the MUD Bonds are issued and sold and the proceeds from such sale shall be paid to Borrower.

1.2        Additional Definitions; Other Interpretive Provisions.    All capitalized terms not otherwise defined in this Agreement shall have the same meaning given to those terms in the Deed of

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Trust. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (d) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3         ERISA Provisions.   If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, then either Borrower or Lender may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.

SECTION II

TERMS, CONDITIONS AND PROCEDURES FOR BORROWING

2.1         The Loan.

    (a)        Agreement to Lend. Lender agrees to lend up to, but not in excess of, the Loan Amount to Borrower, and Borrower agrees to borrow up to that amount from Lender, subject to the terms and provisions of this Agreement. The amounts borrowed by Borrower under this Agreement shall be evidenced by and be payable in accordance with the Note. No principal amount of the Loan which is repaid may be re-borrowed. Borrower’s liability for payment of interest on the Loan is limited to and calculated with respect to Loan proceeds actually disbursed pursuant to the terms of this Agreement and the Note from and after the Disbursement Date. Lender shall disburse the Loan proceeds to pay the interest which becomes due on the Note so long as there is money in the Interest Reserve (defined herein), conditions to Advance have been met, and no Event of Default exists. Lender may, in Lender’s discretion, disburse Loan proceeds by journal entry from the Depository Account to pay interest and financing costs, including but not limited to an interest reserve in the amount of TWO HUNDRED TWENTY-FIVE THOUSAND NINE HUNDRED SIXTY-TWO AND NO/100 DOLLARS ($225,962.00) (the “Interest Reserve”). Borrower shall not be liable for late charges and/or default interest if Lender is required to do so hereunder and fails to timely make any such journal entry. Loan proceeds disbursed by Lender from the Depository Account shall constitute Advances to Borrower. Lender acknowledges that the Interest Reserve is included in the Loan Amount.

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(b)        Advances.    The purposes for which Loan proceeds are allocated and the respective amounts of those Allocations are set forth in the Budget (subject to Borrower’s right hereunder to make reallocations). Advances shall be made not more frequently than monthly during the term of the Loan.

(c)        Project Costs.  The Advances shall be disbursed only for the purposes set forth in this Agreement and only for payment of the Project Costs set forth in the Budget (subject to Borrower’s right hereunder to make reallocations). Lender shall not be obligated to make an Advance for any Project Cost set forth in the Budget if, after disbursement of that Advance, the sum of Advances made for Project Costs would exceed the total of the Project Costs set forth in the Budget unless Borrower funds all excess Project Costs or deposits such sums in the Depository Account for funding by Lender prior to any such Request for Advance.

(d)        Limitation on Advances. If the Loan proceeds disbursed by Lender pursuant to the Budget are insufficient to pay all costs required for the acquisition, development, construction, and Completion of the Improvements, Borrower shall pay the excess costs with funds derived from sources other than the Loan by depositing into the Depository Account an amount sufficient to cover the deficiency that Lender reasonably deems to exist. Under no circumstances shall Lender be required to make any Advance of Loan proceeds if the sum of all Advances of Loan proceeds made would thereby exceed the Loan Amount. Under no circumstances shall Lender be required to disburse any proceeds of the Loan, in excess of the Initial Loan Amount (or, after Borrower qualifies for and has received an Advance of the Earnout Allocation, in excess of the Loan Amount).

(e)        Cash Collateral Account. At or prior to Closing, Borrower will open with Lender a blocked, restricted account in the amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) which shall be pledged against and serve as additional Collateral for the Loan. Notwithstanding anything to the contrary contained in this Section II, Borrower may make periodic withdrawals from the Cash Collateral Account for the purpose of paying Project Costs to complete construction up to and including an amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00). The balance in the Cash Collateral Account may be withdrawn to pay lease-up deficits incurred on the Project. Upon Completion and achievement by Borrower of a 1.20X Debt Service Coverage Ratio, any remaining cash in the Cash Collateral Account shall be released to Borrower at Borrower’s written request provided no Event of Default exists.

(f)        Reallocations.  Lender reserves the right, at its option, to disburse Loan proceeds allocated to any of the Project Costs for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower shall not be entitled to require that Lender reallocate funds among the Project Costs. Provided, however, upon completion of and payment by Borrower for all matters covered by any line item in the Budget constituting Project Costs, and provided no Event of Default exists, with written notice to Lender, any remaining amounts allocated to that line item may be reallocated to any Project Costs excluding developer fees. In addition, provided that prior written notice of any such reallocation is provided to Lender:

(i)        Amounts in the Soft Cost Contingency Allocation may be reallocated to any other line items of the Budget relating to Project Costs excluding developer fees; and

(ii)        Amounts in the Hard Cost Contingency Allocation may be reallocated to any other Hard Cost line items of the Budget.

Further, upon Completion of and payment by Borrower for all matters covered by any line item in the Budget constituting Project Costs, and provided no Event of Default exists, and provided fifty percent

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(50%) or more of the Project has been completed, with written notice to Lender, Borrower shall be entitled to reallocate funds from Hard Costs contingency line items in the Budget based upon the percentage of completion of the Project. For example, if fifty percent (50%) of the Project has been completed, Borrower shall have access to fifty percent (50%) of the Hard Costs.

(g)        Intentionally Omitted.

(h)        Withholding on Advances.

Lender may withhold from an Advance an amount as may be reasonably necessary to protect Lender from: (i) defective work not remedied; (ii) requirements of this Agreement not performed; (iii) Liens filed or reasonable evidence indicating probable filing of Liens against the Mortgaged Property; (iv) failure of Borrower to make payments to subcontractors for materials or labor; or (v) a reasonable doubt by Lender that the construction can be completed for the balance of the Loan Amount then undisbursed. When all deficiencies have been cured (including, in the case of liens, by bonding in accordance with the Texas Property Code), Advances of the amount withheld may be made upon satisfaction of all conditions precedent to those Advances set forth in this Agreement.

(i)         Intentionally Omitted.

(j)         Repayment of and Interest on Loan.    The Indebtedness outstanding under and evidenced by the Note shall bear interest at a rate per annum equal to the Note Rate which shall be computed on the principal balance of the Note which exists from time to time, shall be computed with respect to each Advance only from the date of each Advance, and shall continue until the occurrence of an Event of Default and during the continuance thereof at the Default Rate and shall otherwise be repaid in accordance with the terms of the Note.

(k)        Payment and Repayment of Utility Impact Fee. Lender will finance the payment of one hundred percent (100%) of the Utility Impact Fee up to the sum of ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00) and will advance funds up to such amount at Closing. Immediately upon its receipt of all or part of the Utility Fee Reimbursement, Borrower shall immediately pay to Lender one hundred percent (100%) of such Utility Fee Reimbursement up to the total Utility Impact Fee advanced by Lender, to be applied in its entirety by Lender to Loan principal; provided, however, if the Applicable Rate of a Portion of the Note is then bearing interest based upon LIBOR, Lender shall deposit the Utility Fee Reimbursement into the Depository Account to be applied to the prepayment of Loan principal on the last day of the relevant LIBOR Interest Period to prevent a Funding Loss from occurring.

(l)         Payment of Loan Closing Costs.  At Closing, Lender will advance from the Loan proceeds an amount up to THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) to pay such Closing costs deemed by Lender to be reasonable and appropriate, including, but not limited to, any Closing costs related to payment of the Utility Impact Fee.

2.2     Advances, Payments, Recoveries and Collections, Books and Records.

(a)        Advance Procedure.

Except as provided below, Borrower may request an Advance by submitting to Lender a Request for Advance signed by an authorized representative of Borrower, subject to the following:

(i)        each Request for Advance shall include, without limitation, the proposed amount of that Advance and the proposed Disbursement Date, which Disbursement Date must be a Business Day and must be at least five (5) Business Days after the date of delivery to Lender of the Request for Advance;

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(ii)         a Request for Advance, once communicated to Lender, shall not be revocable by Borrower;

(iii)        each Request for Advance, once communicated to Lender, shall constitute a representation, warranty, and certification by Borrower as of the date of that Request for Advance that:

(A)        both before and after the making of that Advance, all of the Loan Documents are valid, binding, and enforceable against each Loan Party, as applicable;

(B)        all terms and conditions precedent to the making of that Advance are satisfied, and shall remain satisfied through the date of that Advance;

(C)        the making of that Advance shall not cause the aggregate principal amount of all Advances under the Note to exceed the Loan Amount;

(D)        no Event of Default has occurred which is continuing, and no Event of Default exists or arises on the making of that Advance;

(E)        the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and to Borrower’s knowledge will be true and correct in all material respects as of the making of that Advance; and

(F)        the Advance does not violate the terms or conditions of any contract, indenture, agreement, or other borrowing of any Loan Party.

Lender shall not be obligated to make any Advance under this Agreement more than once in any thirty (30)-day period. Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Depository Account.

(b)        Time and Place of Advances.

All Advances are to be made at the office of Lender or at any other place that Lender may designate or into the Depository Account, as determined by Lender. Lender must receive each Request for Advance in proper form not less than five (5) Business Days before the date requested for the making of any such Advance, and will make all reasonable efforts to make such Advance on the date requested by Borrower provided all conditions to Advance are met.

(c)        Lender’s Books and Records.

The amount and date of each Advance under this Agreement, the amount from time to time outstanding under the Note, the Note Rate with respect to the Loan, and the amount and date of any repayment under this Agreement or under the Note shall be noted on Lender’s books and records, which, absent manifest error, shall be conclusive evidence of each such Advance; provided, however, that any failure by Lender to make that notation or any error in that notation, shall not relieve Borrower of its obligation to pay to Lender all amounts owed to Lender when due under the terms of the Loan Documents.

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(d)        Payments on Non-Business Day.

If any payment of any principal, interest, fees, or any other amounts payable by Borrower under any Loan Document is due on any day that is not a Business Day, the due date shall be extended to the next succeeding Business Day, and, if applicable, interest shall continue to accrue and be payable at the Note Rate during the extension.

(e)        Payment Procedures.

Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Lender or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid directly to Lender in immediately available United States funds, and without setoff, deduction, or counterclaim at the office of Lender identified on the signature page of this Agreement, or at any other office of Lender that Lender may designate in writing to Borrower. During the continuance of an Event of Default, Lender may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of Borrower maintained with Lender for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower’s obligation to pay all Indebtedness, when due, whether or not those account balances maintained by Borrower with Lender are sufficient to pay any amounts then due.

(f)        Maximum Interest.

It is the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under applicable Texas law) governing the maximum non-usurious rate or non-usurious amount of interest payable on the Note or the Obligations. If the applicable Texas law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any other Loan Documents, or any other communication or writing by or between Borrower and Lender related to the Indebtedness or to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved, or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or the Obligations; or (iii) Borrower has paid or Lender has received by reason of any voluntary prepayment by Borrower of the Note and/or the Obligations, then it is Borrower’s and Lender’s intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate that have been collected by Lender shall be credited on the principal balance of the Note and/or the Obligations (or, if the Note and all Obligations have been or would thereby be paid in full, refunded to Borrower), and that the provisions of the Note and the other Loan Documents immediately be deemed reformed to reduce the amounts thereafter collectible under the Note and other Loan Documents, without the necessity of the execution of any new document, to comply with the applicable law, but to permit the recovery of the fullest amount otherwise called for; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against any Obligations then owing by Borrower to Lender. As a condition precedent to any claim seeking usury penalties against Lender, Borrower agrees that it shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or

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the Obligations then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved, or received by Lender for the use, forbearance, or detention of any debt evidenced by the Note and/or the Obligations shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Obligations (including all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Obligations does not exceed the Maximum Rate from time to time in effect and applicable to the Note and/or the Obligations for so long as Debt is outstanding. The provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the Note and/or the Obligations. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Note and/or any other portion of the Indebtedness, Lender shall utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender shall rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(g)        Receipt of Payments by Lender.

Whether or not Lender has authorized payment by mail or in any other manner, any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Lender only on actual receipt thereof by Lender at the address designated for that payment, and that payment shall not be deemed to have been made in a timely manner unless actually received by Lender in good funds on or before the date due for that payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or any other manner. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only; any failure to pay the entire amount then due shall constitute and continue to be an Event of Default under this Agreement and shall be subject to the notice and cure periods specified in Section VI, hereof. Lender shall be entitled to exercise any and all rights and remedies available under any Loan Document or otherwise available at law or in equity upon the occurrence and during the continuance of any Event of Default. Before the occurrence of an Event of Default, Borrower shall have the right to direct the application of any and all payments made to Lender under this Agreement to the Indebtedness evidenced by the Note. Borrower waives the right to direct the application of any and all payments received by Lender under this Agreement at any time after the occurrence and during the continuance of an Event of Default. Borrower further agrees that after the occurrence and during the continuance of any Event of Default (or prior to the occurrence of any Event of Default if Borrower has failed to direct that application), Lender may apply and reapply any and all payments received by Lender at any time against the Indebtedness in the order and the manner as Lender may, in its sole discretion, deem advisable, notwithstanding any entry by Lender on any of its books and records, including, without limitation, those payments that are voluntary payments, proceeds from any Mortgaged Property, offsets, or otherwise. If Lender receives any payment or benefit of or otherwise upon any of the Indebtedness and any part of that payment or benefit is subsequently invalidated, set aside, declared fraudulent or preferential, or required to be repaid to a trustee, receiver, or any other Person under Debtor Relief Laws, state or federal laws, common law, equitable causes or otherwise, then, the Indebtedness, or part thereof, intended to be satisfied by that payment or benefit shall be revived and continued in full force and effect as if that payment or benefit had not been made or received by Lender, and, further, the repayment by Lender shall be added to and be deemed to be additional Indebtedness.

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(h)        Security.

Payment and performance of the Indebtedness shall be secured by Liens on all of the assets and properties of Borrower that Lender may require and shall be guaranteed by the Guarantors to the extent set forth in each Guaranty.

(i)        Conditions Precedent to the Initial Advance.

The obligation of Lender to make the Initial Advance pursuant to this Agreement is subject to the satisfaction of all of the conditions precedent set forth in this Section 2.2(i). If any condition precedent is not satisfied but Lender nevertheless elects to make the Initial Advance, then that election shall not constitute a waiver of that condition and the condition shall be satisfied before any subsequent Advance. The conditions precedent to the Initial Advance are:

(i)          All of the Loan Documents shall be in full force and effect, binding, and enforceable obligations of Borrower and of each other Person who may be a party thereto or bound thereby.

(ii)         All actions, proceedings, instruments, and documents required to carry out the borrowings and transactions contemplated by this Agreement or under any Loan Document incidental thereto, and all other related legal matters, are satisfactory to and are approved by legal counsel for Lender, and that counsel has been furnished with certified copies of actions and proceedings and those other instruments and documents as they have requested.

(iii)        Each Loan Party has performed and complied with all applicable agreements and conditions contained in the Loan Documents and that are then in effect.

(iv)        Borrower has delivered, done, or caused to be delivered or done, to Lender’s full and complete satisfaction, each of the following:

(A)      this Agreement (together with all addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant to this Agreement), the Note, the Deed of Trust, each Guaranty, the Pledge Agreement and all other Loan Documents duly executed, acknowledged (as provided), and delivered by Borrower and any Person who is a party thereto;

(B)      a consent of architect to the assignment of the Plans to Lender and the consent of contractors to the assignment of construction contracts to Lender both in form and content satisfactory to Lender;

(C)      (1) copies of resolutions of the board of directors, partners, members, or managers (as applicable) of each Loan Party, evidencing approval of the borrowing under this Agreement and the transactions contemplated by the Loan Documents, and authorizing the execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party or by which it is otherwise bound, which resolutions have been certified by a duly authorized officer, partner, or other representative (as applicable) of each Loan Party as of the date of this Agreement as being complete, accurate, and in full force and effect; (2) incumbency certifications of a

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duly authorized officer, partner, or other representative (as applicable) of each Loan Party, in each case identifying those individuals who are authorized to execute the Loan Documents for and on behalf of each Person, respectively, and to otherwise act on behalf of each Person; (3) certified copies of each Person’s articles of incorporation and bylaws, partnership agreement, certificate of limited partnership, articles of organization, regulations, or operating agreement (as applicable) as each may from time to time be amended, supplemented, or restated; and (4) certificates of existence, good standing, and authority to do business (as applicable) certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of each Person’s organization and from each state in which the Land is located.

(D)       proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral, and those additional documents or certificates required by Lender or required under the terms of any Loan Document, and those other documents or agreements of security and appropriate assurances of validity, perfection, and priority of lien that Lender may request have been executed and delivered by the appropriate Persons and recorded or filed in those jurisdictions and all other steps shall have been taken as necessary to perfect, subject only to Permitted Exceptions and the Liens granted thereby;

(E)       an opinion of Borrower’s, each Loan Party’s, and Guarantor’s legal counsel, dated as of the date of this Agreement, and covering those matters that are required by Lender and that is otherwise satisfactory in form and substance to Lender and Lender’s Counsel;

(F)       to the extent applicable as of the date of the Initial Advance, copies of each authorization, license, permit, consent, order, or approval of, or registration, declaration, or filing with any Governmental Authority or other Person obtained or made by Borrower or any other Person in connection with transactions contemplated by the Loan Documents that is material to the financial condition of Borrower, that other Person, or the conduct of either’s business, or the transactions contemplated under this Agreement or the Mortgaged Property, including, but not limited to, building permits;

(G)       if requested by Lender, UCC, tax lien, and judgment lien record searches, disclosing no notice of any Liens or encumbrances filed against any of the Mortgaged Property, other than the Permitted Exceptions and no tax liens or judgments against Borrower or any Guarantor;

(H)       evidence of insurance coverage as required by this Agreement and the Deed of Trust;

(I)        the Title Policy (or the Title Company’s unconditional commitment to issue the Title Policy on recordation of the Deed of Trust) and a Survey;

(J)       Phase I environmental report (jointly addressed to Borrower and Lender or accompanied by a reliance letter addressed to Lender acceptable to Lender) covering the Land, in form and content and conducted and prepared by an environmental consultant acceptable to Lender. Borrower agrees that Lender may disclose the contents of the environmental report to Governmental Authorities (to the extent required by applicable Legal Requirements) and Borrower shall deliver to Lender the written consent to the disclosure from the respective environmental consultant;

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(K)       an appraisal conducted and prepared by an appraiser acceptable to the Lender covering the Mortgaged Property commissioned by and addressed to Lender, in form and content acceptable to the Lender, in its sole discretion. The appraisal shall comply with all appraisal requirements of the Lender and any applicable Governmental Authority and shall reflect an Appraised Value “As-Stabilized” of not less than THIRTY-ONE MILLION FOUR HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($31,420,000.00), which appraisal has been received and approved by Lender prior to the date of this Agreement;

(L)       evidence that none of the Land is located within any designated flood plain or special flood hazard area or, in lieu thereof, evidence that Borrower has applied for and received flood insurance covering the Improvements in an amount acceptable to Lender;

(M)      a full-size, single sheet copy of all recorded subdivision or plat maps of the Land approved by all applicable Governmental Authorities (to the extent required by applicable Legal Requirements) and legible copies of all instruments representing exceptions to the state of title to the Land, including, without limitation, a copy of the recorded Replat as required pursuant to Section 3.17 of the Deed of Trust;

(N)       an original or a copy of each proposed Construction Contract and of any Architectural Contract;

(O)       a copy of the Plans;

(P)       evidence that all applicable zoning ordinances and restrictive covenants affecting the Land permit the intended use of the Improvements and have been or will be complied with in all respects;

(Q)       current Financial Statements of Borrower and each Guarantor;

(R)       if requested by Lender, a soils and geological report issued by a laboratory approved by Lender in form and substance satisfactory to Lender covering the Land, including a summary of soils test borings; and

(S)       a third party cost review of the Project construction and renovation budgets (including sufficient contingencies), the construction contract, and a Property Condition Report (“PCR”) with respect to the Phase I environmental report, such review to be paid by Borrower and approved by Lender;

(v)         Lender has received payment of the Origination Fee;

(vi)        Borrower has opened and fully funded the Cash Collateral Account with Lender;

(vii)       Borrower has opened a Depository Account with Lender;

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(viii)    Lender has received all of those other instruments, documents, and evidence (not inconsistent with the terms of this Agreement) that Lender may have requested in connection with the making of the Loan under this Agreement, and all instruments, documents, and evidence are satisfactory to Lender in form and substance; and

(ix)      Lender has received from Borrower and approved the final Budget.

(j)        Condition to First Hard Cost Advance.

Lender has no obligation to make the first Advance for the purpose of paying Hard Costs, unless on or after the Commencement Date Borrower has furnished Lender an Affidavit of Commencement executed by Borrower and the general Contractor, that: (i) has been sworn to before and acknowledged by a Notary Public for the State of Texas; and (ii) was recorded in the appropriate county real property records after recordation of the Deed of Trust and within thirty (30) days after the Commencement Date.

(k)        Conditions to Subsequent Advances.

Lender has no obligation to make any Advance subsequent to the Initial Advance unless Lender has received the following:

(i)        a down date endorsement to the Title Policy (or if an endorsement is not available, an abstractor’s certificate or other evidence from the Title Company) showing “nothing further” of record affecting the Land from the date of recording of the Deed of Trust, except those matters that Lender specifically approves or are permitted under the Loan Documents;

(ii)       waivers signed and acknowledged (notarized) by each Contractor that has done work included within any prior Advance Request that the respective Contractor has been paid in full (except for required retainage) for and is waiving any mechanic’s and materialman’s lien rights with respect to all work done for which reimbursement has previously been requested; and

(iii)      an inspection report prepared by an Independent Consultant certifying that: (A) the amount of the Advance included in the Advance Request does not exceed the cost of the work completed, less prior Advances and required retainage; (B) the undisbursed Loan proceeds, together with other funds provided by Borrower, are sufficient to complete all of the Improvements; (C) the Improvements have been constructed substantially in accordance with the Plans; and (D) it has reviewed all city inspection reports.

(l)         Conditions to All Advances.

In addition to any other terms and conditions set forth in this Agreement, including, without limitation, those set forth in Section 2.2(i) through Section 2.2(k), inclusive, of this Agreement, the obligation of Lender to make any Advance under this Agreement, including, without limitation, the Initial Advance under this Agreement, is further subject to the satisfaction of each of the following conditions precedent on or before the Disbursement Date for that Advance:

(i)        all Loan Documents are in full force and effect and are binding and enforceable obligations of each Loan Party;

(ii)       each of the representations and warranties of each Loan Party under any Loan Document is true and correct in all material respects;

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(iii)      no Event of Default has occurred and is continuing;

(iv)      Borrower has delivered to Lender an Advance Request that complies with Section 2.2(a) of this Agreement, and all accompanying documents required by that Section;

(v)       the Improvements have not been materially damaged by fire or other casualty (unless Borrower is proceeding to restore the Improvements in accordance with Section 8.2 of the Deed of Trust);

(vi)      no Lien for the performance of work or supplying of labor, materials or services has been filed against the Land and remain unsatisfied or unbonded;

(vii)     no condition or situation exists at the Land which, in the reasonable determination of Lender, constitutes a danger to or impairment of the use or value of the Land or Improvements or presents a danger or hazard to the public; and

(viii)    the Budget identifies funds required to be contributed by Borrower toward the purchase of the Mortgaged Property and construction costs, not including Closing costs, as Borrower’s Equity. Borrower shall pay all Project Costs incurred out of Borrower’s Equity until the funds for Borrower’s Equity are fully spent before any Advance by Lender, except for an advanced sum of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) required to perfect Lender’s lien and the amounts identified in Section 2.1(k) and Section 2.1(l) above. However, each advance out of Borrower’s Equity must be reviewed and approved by Lender as if it were an Advance of Loan proceeds, which approval shall not be unreasonably withheld or delayed. If Lender believes that the cost to complete uncompleted work on a construction item under the Plans exceeds the unadvanced Loan proceeds allocated to that item in the Budget after permitted reallocations hereunder, Lender may require Borrower to pay any difference before Lender Advances additional funds for that item.

(m)      Additional Matters.

Borrower shall allow Lender from time to time to inspect all books and records relating to Borrower’s financial condition and to the Indebtedness, and to make and take away copies of those books and records. If Borrower is a corporation, limited liability company, partnership, joint venture, trust or other entity, Borrower shall provide Lender with all financial statements and other documents and make all disclosures to Lender with respect to any of the Loan Parties, as Borrower is required to provide and make, and in the manner required to be provided and made, with respect to Borrower pursuant to this Section 2.2(m).

(n)       Conditions to the Final Advance of Hard Costs Related to the Improvements.

Lender has no obligation to make the final Advance of Hard Costs related to the Improvements, including any retainage, unless Lender has received the following:

(i)       certificates of occupancy, compliance or completion, as applicable (or their equivalent) issued by all appropriate Governmental Authorities for all portions of the Improvements;

(ii)      an “as-built” Survey approved in writing by the Lender;

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(iii)        a written certification from the Independent Consultant in the form of AIA Document G704, executed by the Contractor and the Owner, certifying (A) that Completion has occurred; (B) the date of Completion; and (C) that direct connection has been made to all appropriate utility facilities;

(iv)        a complete set of “as-built” plans and specifications for the Improvements, certified as accurate by each Contractor;

(v)         an affidavit of bills paid in the form of AIA Document G706 executed by each Contractor and any other Person the Lender requires;

(vi)        an endorsement or written commitment to endorse the Title Policy deleting all exceptions related to “completion of the improvements” and “pending disbursements;” except for such exceptions relating to Tenant Improvements, and evidencing that there are no Liens against any of the Mortgaged Property other than Permitted Exceptions;

(vii)       a complete inventory certified by Borrower of the furniture, furnishings, fixtures, and equipment owned or leased by Borrower and used in the operation of the Improvements, with leased items, if any, designated as such;

(viii)      Intentionally Omitted;

(ix)        evidence that thirty (30) days has elapsed from the later of (A) the date of Completion of the Improvements, as specified in Texas Property Code §53.106, if the Affidavit of Completion provided for in this Agreement is filed within ten (10) days after that date of Completion; or (B) the date of filing of that Affidavit of Completion if that Affidavit of Completion is filed ten (10) days or more after the date of the completion of the Improvements as specified in Texas Property Code §53.106;

(x)         Intentionally Omitted; and

(xi)        any other evidence or information concerning Completion that Lender reasonably requires.

(o)       Advance Not A Waiver.

No Advance shall constitute a waiver of any of the conditions of Lender’s obligation to make further Advances, nor, if Borrower is unable to satisfy any condition, shall the Advance preclude Lender from then declaring that inability to be an Event of Default.

(p)       Special Deposit.

If Lender, at any time and from time to time prior to Completion of the Improvements, in its reasonable discretion, deems that the undisbursed proceeds of the Loan plus any amounts deposited in Borrower’s Depository Account are insufficient to meet the costs of completing construction of the Improvements (plus the costs of insurance, ad valorem taxes, and other costs of the Improvements as reflected in the Budget after all permitted reallocations), Lender may refuse to make any additional Advances to Borrower under this Agreement until Borrower has deposited into Borrower’s Depository Account with Lender an amount sufficient to cover the deficiency that Lender deems to exist. Such monies shall be disbursed by Lender to Borrower pursuant to the terms and conditions of this Agreement as if they constituted a portion of the Loan. Borrower shall deposit with Lender the amount specified by Lender within fifteen (15) days of written demand from Lender. Unless required by Legal Requirements, Lender shall not pay interest on such special deposit to the Depository Account.

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(q)       Advance Not An Approval.

The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of the work theretofore done. Lender may, but has no obligation to, make any Advance or part thereof during the existence of any Event of Default, but shall have the right and option to do so; provided, however, that if Lender elects to make that Advance, the making of the Advance shall not be deemed to be either a waiver of the Event of Default or of the right to demand payment of all or part of the Indebtedness and shall not constitute an obligation to make any other Advance.

(r)      Retainage.   Except as otherwise approved by Lender, an amount equal to ten percent (10%) of the Hard Costs of each Advance shall be retained by Lender until fifty percent (50%) of the Hard Costs have been disbursed, which retainage shall be held by Lender until Completion and paid over by Lender to Borrower as a part of the final Advance with respect to the Hard Costs of the Improvements subject to the provisions of Section 2.2(n) of this Agreement. There shall be no further withholding of retainage from Advances after fifty percent (50%) of the Hard Costs have been disbursed. Except in connection with the final Advance under this Agreement for Completion of the Improvements, the amount of each Advance for Hard Costs, together with the amount of all prior Advances for Hard Costs, shall not exceed ninety-five percent (95%) of the total amount of Hard Costs shown on the Budget without Lender’s prior written approval (which may be evidenced by approval of a Construction Contract requiring payment of one hundred percent (100%) of the Hard Costs thereunder prior to Completion of the Improvements). Lender acknowledges that no retainage shall be held with respect to the costs described on Schedule 2.2(r), attached hereto, provided that Borrower specifically identifies such costs in each Request for Advance.

2.3     Offsite Materials.   Lender shall have no obligation to make any Advance for the payment of the cost of materials to be stored offsite except for (i) deposits on appliances or similar items, and (ii) to the extent such materials are safely and securely stored and fully insured against theft or destruction.

2.4     Extension Options.

Subject to the following conditions, Lender hereby grants Borrower two (2) one (1)-year (each an “Extension Term”) extension options following the original Maturity Date or first extension period, as the case may be (individually, an “Extension Option”). During each such extension, principal and interest payments shall be payable in accordance with Section 2.1(b) of the Note.

(a)       To exercise the first Extension Option (“Extension Option 1”), the following conditions must be met:

(i)       Borrower must give Lender written notice of exercise of Extension Option 1 (an “Extension 1 Notice”) not less than forty-five (45) days before the Maturity Date;

(ii)      Borrower must have achieved a Debt Service Coverage Ratio of 1.15x calculated as of the end of the calendar month preceding the date Borrower delivers the Extension 1 Notice;

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(iii)      The Loan-to-Value Ratio shall not exceed sixty-five percent (65%), based upon a current Appraised Value of the Project reflected in a new appraisal;

(iv)       No Event of Default shall have occurred and be continuing and no condition has occurred which, with notice or the passage of time, would constitute an Event of Default; and

(v)        Borrower shall have paid Lender a quarter percent (0.25%) extension fee in cash (which may be from Loan proceeds if included in the Budget) based on the outstanding, unpaid principal balance of the Loan Amount.

  (b)         To exercise the second Extension Option (“Extension Option 2”), the following conditions must be met:

(i)        Borrower must give Lender written notice of exercise of Extension Option 2 (an “Extension 2 Notice”) not less than forty-five (45) days before the Maturity Date, as previously extended by the first extension period;

(ii)        Borrower must have achieved a Debt Service Coverage Ratio of 1.25x calculated as of the end of the calendar month preceding the date Borrower delivers the Extension 2 Notice;

(iii)      The Loan-to-Value Ratio shall not exceed sixty-five percent (65%), based upon a current Appraised Value of the Project reflected in a new appraisal;

(iv)       No Event of Default shall have occurred and be continuing and no condition has occurred which, with notice or the passage of time, would constitute an Event of Default; and

(v)        Borrower shall have paid Lender a one-half percent (0.50%) extension fee in cash (which may be from Loan proceeds if included in the Budget) based on the outstanding, unpaid principal balance of the Loan Amount.

Notwithstanding anything to the contrary contained herein, Borrower shall be allowed to pay down the Loan in order to meet the Debt Service Coverage Ratio and the Loan-To-Value requirements in this Section 2.4.

SECTION III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to and for the benefit of Lender as follows:

3.1     Plans.  Prior to Lender’s funding of the Initial Advance, the Plans shall be satisfactory to Borrower, will be in compliance with all Legal Requirements, and, if required by Legal Requirements or any effective restrictive covenant affecting the Land, will be approved by each Governmental Authority and by the beneficiaries of any restrictive covenant affecting the Land.

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3.2     Utility Services.  Prior to Lender’s funding of the Initial Advance, Lender must receive satisfactory evidence that all utility services necessary for the construction and use of the Improvements for their intended purposes are available in sufficient size and capacity for the intended use of the Project and upon Completion of the Improvements, and will be located at the property line(s) of the Land for connection to the Improvements, including, without limitation, potable water, storm, sanitary sewer, gas, electric, and telephone facilities.

3.3     No Commencement.  As of the date of this Agreement, no steps to commence construction on the Land have been taken, including, without limitation, steps to clear or otherwise prepare the Land for construction or the delivery of material for use in construction of the Improvements; and no contract or other agreement for construction has been entered into for furnishing materials for that construction or for any other purpose, the performance of which by the other party thereto could give rise to a Lien on the Mortgaged Property.

3.4     Disclaimer of Permanent Financing.  Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date, except as expressly stated in this Agreement, or to provide Borrower with any permanent financing beyond the terms expressly stated in this Agreement.

3.5     Budget Correct.  The Budget is correct, complete and reflects Borrower’s best good faith estimate of all of the direct and indirect costs of completing the Improvements pursuant to the Plans, the Loan Documents, and all Legal Requirements.

3.6     Compliance with Zoning and Other Requirements.  The current and anticipated use of the Mortgaged Property complies with applicable zoning ordinances, regulations, and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Mortgaged Property have been satisfied. No violation of any law exists with respect to the Mortgaged Property.

3.7     Experience.    The principals of Borrower are knowledgeable business persons with experience in real estate transactions and real estate financing. In its transactions with Lender, Borrower and its principals have been represented by (or have had the opportunity to be represented by) legal counsel independent of Lender and independent of counsel for Lender.

3.8     No Assignment.  Borrower has made no previous assignment of its interest in the Plans or any Construction Contract.

3.9     Not a Broker or Dealer.  No Loan Party is a “broker” or a “dealer” within the meaning of the Securities Exchange Act of 1934, as amended from time to time, and under any rules or regulations promulgated thereunder.

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3.10     Compliance with Laws.  Upon Completion of construction of the Improvements in accordance with the Plans, the Improvements shall comply with all applicable Legal Requirements and restrictive covenants, including, without limitation, zoning laws, building codes, handicap or disability legislation, and all rules, regulations and orders relating thereto, and all Environmental Laws, and the use to which Borrower is using and intends to use the Land and Improvements complies with or shall comply with such laws, rules and governmental regulations. Borrower has obtained or will obtain prior to commencement of construction of the Improvements all consents or approvals for the construction of the Improvements and use of the Land and Improvements necessary to comply with all Legal Requirements.

The foregoing representations and warranties, together with the representations and warranties contained in the other Loan Documents, shall be deemed to be continuing representations and warranties as long as Lender has any commitment or obligation to make any Advances under this Agreement, and as long as any of the Indebtedness remains unpaid and outstanding.

3.11     Further Assurance.  In the event any of the documents evidencing and/or securing the Loan misstate or inaccurately reflect the true and correct terms and provisions of the Loan and said misstatement or inaccuracy is due to unilateral mistake on the part of Lender, mutual mistake on the part of Lender and Borrower, or clerical error, then in such event Borrower shall, upon request by Lender and in order to correct such misstatement or inaccuracy, execute such new documents or initial such corrected original documents as Lender may deem necessary to remedy said inaccuracy or mistake. Borrower’s failure to initial or execute such documents as requested or Guarantor’s failure to initial or execute such documents as required under the Guaranty shall constitute a default under the Loan. Nothing contained herein nor any acts of the Lender or parties hereto shall be deemed or construed by Borrower as creating the relationship between Lender and Borrower of: (a) principal and agent; (b) a partnership, or (c) a joint venture.

3.12     Notice of Final Agreement.  Borrower and Lender, hereinafter referred to together as the “Parties” have entered into the Loan and in relation thereto, have executed the Loan Documents. It is the intention of the Parties that this disclaimer be incorporated by reference into each of the Loan Documents. The Parties warrant and represent that the entire agreement made between the Parties is contained within the Loan Documents, as amended and supplemented hereby, and that there exist no oral or other written agreements or promises between the Parties that are not reflected in the language of the Loan Documents.

The Parties hereby take notice of and agree to the following:

PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE.

PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

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THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  In the event that any portion of this Notice of Final Agreement is found by a court of competent jurisdiction to be unenforceable in any respect, then the unenforceable provision will be modified to the extent necessary to be enforceable and to, as reasonably possible, reflect the intent of the Parties as reflected in this notice.

3.13     Certification Regarding Anti-Terrorism Laws.  Borrower represents, warrants, and undertakes that:

(a)        Borrower, and to Borrower’s knowledge, none of Borrower’s officers, directors, shareholders (excluding any Person to the extent such Person’s interest is through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S., or a wholly owned subsidiary of such an entity), partners, members, managers, associates, or trustees, and no other direct or indirect holder of any equity interest in Borrower (collectively “Applicable Party”) is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of United States Presidential Executive Order 13224 issued on September 24, 2001 (“Executive Order”) as may be further supplemented or amended; (ii) whose name appears on the U.S. Department of the Treasury, Office of Foreign Assets Control’s (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, www.treas.gov/ofac/; (iii) who commits, threatens to commit or supports “terrorism.”, as that term is defined in the Executive Order; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”). Borrower covenants and agrees to use commercially reasonable efforts to ensure that any Applicable Party will not: (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“US PATRIOT ACT”), the Bank Secrecy Act (31 U.S.C. 5311 et, seq.) as amended by the US PATRIOT ACT, or the International Emergency Economic Powers Act (50 U.S.C.A.§ 1701-06). On request by Lender from time to time, Borrower further covenants and agrees to deliver promptly to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that, to Borrower’s knowledge, no violation of this Section shall have occurred. To this end Borrower has furnished to Lender customer identification information, verification and such other information and supporting documentation regarding Borrower and each Applicable Party as Lender shall require for purposes of complying with this Certification. Borrower

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acknowledges and understands that Lender may be required, and hereby authorizes Lender, to obtain, verify and record information that identifies Borrower or any other Applicable Party which information may include the names and addresses of such parties and other information that will allow Lender to identify such parties in accordance with the requirements of certain Anti-Terrorism Laws as listed above or which may become effective after the date hereof.

(b)        Borrower will furnish all of the funds, if any, for the construction of Improvements on the Mortgaged Property subject to the Loan, other than funds supplied by Lender, and such funds will not be from sources that are described in 18 U.S.C.A. §§ 1956 and 1957 as funds or property derived from “specified unlawful activity.” None of Borrower nor any Applicable Party, (i) is a Prohibited Person, or (ii) has violated any Anti-Terrorism Laws. No Prohibited Person holds or owns any interest of any nature whatsoever in Borrower or any Applicable Party, as applicable, and none of the funds of Borrower or any Applicable Party have been derived from any activity in violation of Anti-Terrorism Laws.

(c)        Neither Borrower nor any Applicable Party is a “foreign person” within the meaning of §1445(f)(3) of the U.S. Internal Revenue Code of 1986, as amended.

(d)        The covenants contained in this Section 3.13 shall not apply to any Person to the extent such Person’s interest is through (i) a non-listed, publicly reporting real estate investment trust, or (ii) an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S., or a wholly owned subsidiary of such an entity.

3.14     Foreign Assets Control Regulations and Anti-Money Laundering.

Borrower is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither Borrower nor any Affiliate of Borrower (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

3.15     Patriot Act

Borrower and each of its Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

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SECTION IV

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, as long as Lender is committed to make any Advance under this Agreement, and until all instruments and agreements which condition Advances on the Lender’s discretion are fully discharged and terminated, and from then on, as long as any Indebtedness remains outstanding, Borrower shall, or shall cause each Loan Party within its control, as appropriate, to:

4.1       Preservation of Existence, Etc.  In regard to Borrower, (a) preserve and maintain its existence as a single asset entity formed in the State of Delaware; (b) preserve and maintain those rights, licenses, and privileges as are material to the business and operations conducted by it; (c) qualify and remain qualified to do business in each jurisdiction in which the Land is located and where that qualification is material to its business and operations or ownership of its properties; (d) continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year as modified with respect to the progress of construction; and (e) from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments, and improvements.

4.2       Further Assurances; Financing Statements.

In regard to Borrower, furnish Lender, on Lender’s request and at Borrower’s expense, in form and substance satisfactory to Lender (and execute and deliver or cause to be executed and delivered), those additional pledges, assignments, mortgages, lien instruments, or other security instruments, consents, acknowledgments, subordinations, and financing statements covering any of the Mortgaged Property pledged, assigned, mortgaged, or encumbered under any Loan Document (of every nature and description whether now owned or later acquired by Borrower or any other Person pertaining to the Mortgaged Property), together with those other documents or instruments as Lender may require.

4.3       Insurance.

In regard to Borrower, obtain and maintain at Borrower’s sole expense all insurance policies required under Section 4.7 of the Deed of Trust and on Exhibit “H” to this Agreement, including, without limitation, the all-risk insurance in “Builder’s Risk” (non-reporting form) until Completion of construction of the Improvements.

4.4       Compliance with ERISA.

In regard to Borrower, any of Borrower’s Affiliates, or any Loan Party which maintains or establishes a Pension Plan subject to ERISA, (a) comply in all material respects with all requirements imposed by Title IV of ERISA, as amended, including, but not limited to, the minimum funding requirements; (b) promptly notify Lender on the occurrence of a “reportable event” or non-exempt “prohibited transaction” within the meaning of ERISA, or that the PBGC or any Loan Party has instituted or shall institute proceedings to terminate any Pension Plan, together with a copy of any proposed notice of that event that may be required to be filed with the PBGC; and (c) furnish to Lender (or cause the plan administrator to furnish Lender) a copy of the annual return (including all schedules and attachments) for each Pension Plan covered by Title IV of ERISA, and filed with the Internal Revenue Service by any Loan Party not later than thirty (30) days after the report has been filed.

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4.5       Compliance with Environmental Laws.

Comply, and shall cause all Contractors to comply, with all Environmental Laws in connection with the work done on the Land and the construction of the Improvements.

4.6       Commencement and Completion.

Cause the construction of the Improvements (a) to commence by the Commencement Date (subject to force majeure events); (b) to be performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines in substantial accordance with the Plans and all Legal Requirements; (c) to be prosecuted with diligence and continuity; and (d) to be completed in all material respects in substantial accordance with the Plans on or before the Completion Date (subject to force majeure events), free and clear of Liens, claims for Liens for materials supplied, and claims for Liens for labor or services performed in connection with the construction of the Improvements, other than Permitted Exceptions.

4.7       Advances.

Receive the Advances and hold them in trust for the purpose of paying (a) the cost of construction of the Improvements, and (b) costs related to the Mortgaged Property provided for in this Agreement that are not related to construction of the Improvements, all as set forth in the Budget. Borrower shall apply the Advances promptly to the payment of the costs and expenses for which each Advance is made and shall not use any part thereof for any other purpose.

4.8       Defects and Variances.

Following demand by Lender and at Borrower’s sole expense, correct any structural defect in the Improvements or any material variance from the Plans that is not approved in writing by Lender and any material non-compliance with Legal Requirements.

4.9       Estoppel Certificates.

Within ten (10) business days after receipt of a written request from Lender, deliver to Lender estoppel certificates or written statements, duly acknowledged, stating the amount that has been advanced to Borrower under this Agreement, the amount due on the Note, and whether to Borrower’s knowledge any offsets or defenses exist against the Note or any of the other Loan Documents.

4.10     Independent Consultant.

Pay the reasonable fees and expenses of and cooperate with the Independent Consultant and cause the Design Professional and each Contractor to cooperate with the Independent Consultant in connection with the performance of the Independent Consultant’s duties. Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished the following items as working details: the Plans and details thereof; samples of materials; licenses; permits; certificates of public authorities; zoning ordinances; building codes; and copies of any contracts between that person and Borrower (if applicable). Borrower shall permit Lender, the Independent Consultant, and their representatives to enter on the Land and wherever else any of the Mortgaged Property is located for the purposes of inspecting same; provided that such parties shall not unreasonably interfere with construction of the Improvements. Borrower acknowledges that the duties of the Independent Consultant run solely to Lender and that the Independent Consultant has no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower’s or Contractor’s agents, employees, contractors, or subcontractors.

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4.11     Personalty and Fixtures.

Deliver to Lender, within ten (10) business days after receipt of a written request from Lender, any contracts, bills of sale, statements, receipted vouchers, or agreements under which Borrower claims title to any Equipment, Fixtures, or other items of personal property incorporated into the Improvements or subject to the lien of the Deed of Trust or to the security interest of the Security Agreement.

4.12     Affidavit of Commencement.

Within ten (10) days after the Commencement Date, but not before construction of the Improvements has actually begun, file or cause to be filed in the appropriate records of the county in which the Land is situated, an Affidavit of Commencement duly executed by Borrower and Contractor. The date of commencement of work set forth in the Affidavit of Commencement shall not be the date of or before the date on which the Deed of Trust was recorded.

4.13     Affidavit of Completion.

Within ten (10) days after construction of the Improvements has been completed, file or cause to be filed in the appropriate records in the county in which the Land is situated, an Affidavit of Completion; provided that failure to timely file such Affidavit of Completion shall not be a default hereunder if such failure to file such Affidavit of Completion shall be cured within ten (10) days after Lender delivers to Borrower written notice of such failure to file.

4.14     Advertising by Lender.

Permit Lender to erect and maintain on the Land until payment in full of the Indebtedness one or more advertising signs furnished or approved by Lender indicating that the financing for construction of the Improvements has been furnished by Lender.

4.15     Approval of Lease Form Required.

Obtain the prior written consent of Lender as to the form of the Leases to be utilized in leasing the Land or Improvements, or any part thereof, prior to entering into any Lease, which approval will not be unreasonably withheld, conditioned, or delayed. Once approved, Borrower shall utilize the Lender approved form Lease in leasing all or any part of the Improvements. Other than approval of the form, no further approval of Lender shall be required for Borrower to enter into Leases.

4.16     Correcting Defects.

Correct: (a) any structural defect in the Improvements; (b) any material departure from the Plans not approved in writing by the Lender; (c) other than Permitted Exceptions, any encroachment by any part of the Improvements or any other structures or improvements over or on any set-back line, easement, adjoining property, or other restricted area which is not permitted by the instrument creating such set-back line, easement, boundary line, or other restricted area; (d) other than Permitted Exceptions, any encroachment of any adjoining structure on the Land which any Survey or inspection reflects and which encroachment is not permitted by recorded instrument; and (e) any material non-compliance with any Legal Requirement. The making of any Advance by Lender shall not constitute a waiver of Lender’s right to require compliance with this Section 4.16.

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4.17     Safe Storage.

  Store all equipment, supplies, and materials owned by Borrower not affixed to or incorporated into the Improvements on the Land or in a bonded warehouse reasonably acceptable to Lender, in each case under adequate safeguard to minimize the possibility of loss, theft, damage, or commingling with other property. Within ten (10) business days after receipt of Lender’s written request, Borrower shall furnish an inventory of all equipment, supplies, and materials owned by Borrower and stored off the Land, specifying their location.

4.18     Reporting Covenants.

(a)      Borrower’s Financial Statements.  Within sixty (60) days after the last day of each calendar quarter, beginning with the calendar quarter that ends September 30, 2013, and, upon the occurrence of an Event of Default, at such other times and for other documentation as may be reasonably requested by Lender, Borrower shall provide Lender Financial Statements. All such Financial Statements shall show the financial position and results of operations of Borrower as of, and for the quarter ended on, such last day, together with the certificate of an authorized officer or representative of Borrower that all of such Financial Statements present fairly the financial position of Borrower and the results of the operations and cash flow of Borrower for the quarter then ended. Each such Financial Statement shall contain at least a balance sheet of Borrower as at the end of such quarter and statements of income, cash flow, retained earnings, and contingent liabilities.

(b)      Rent Roll.      Commencing with the calendar quarter in which the Improvements are occupied by the first tenant, thereafter within sixty (60) days after the last day of each calendar quarter, and following the occurrence of an Event of Default, at such other times as may be requested by Lender, Borrower shall provide Lender with the current rent roll, certified by an authorized officer or a representative of Borrower as being true, correct and complete in all material respects.

(c)      Property Operating Statements.  Commencing with the calendar quarter in which the Improvements are occupied by the first tenant, thereafter within sixty (60) days after the last day of each calendar quarter, and following the occurrence of an Event of Default, at such other times as may be requested by Lender, Borrower shall provide Lender with the current Project operating statement, certified by an authorized officer or a representative of Borrower as being true, correct and complete in all material respects.

(d)      Guarantor: AHCC.   Within sixty (60) days after the last day of each calendar quarter, beginning with the calendar quarter that ends September 30, 2013, within ninety (90) days after the last day of each calendar year, beginning with the calendar year that ends December 31, 2013, and at such other times and upon the occurrence of an Event of Default, for other documentation as may be reasonably requested by Lender, Borrower shall cause AHCC to provide Lender with Financial Statements showing the financial position and results of operations of AHCC as of, and for the quarter or calendar years ended, together with the certificate of an authorized officer or representative of AHCC that all such Financial Statements present fairly the financial position of AHCC and the results of the operations and cash flow of AHCC for the quarter or calendar year then ended. Each such Financial Statement shall contain at least a balance sheet of AHCC as at the end of such quarter or calendar year and statements of income, cash flow, retained earnings, and contingent liabilities.

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(e)      Guarantor: AHI.    Within ninety (90) days after the last day of each calendar year, beginning with the calendar year that ends December 31, 2013, and at such other times and for other documentation as may be reasonably requested by Lender, Borrower shall cause AHI to provide Lender with Financial Statements showing the financial position and results of operations of AHI as of, and for the calendar years ended, together with the certificate of an authorized officer or representative of AHI that all such Financial Statements present fairly the financial position of AHI and the results of the operations and cash flow of AHI for the calendar year then ended. Each such Financial Statement shall contain at least a balance sheet of AHI as at the end of such calendar year and statements of income, cash flow, retained earnings, and contingent liabilities.

4.19     Debt Service Coverage Ratio.  The Debt Service Coverage Ratio or “DSCR” is defined as (i) annualized actual rents received (cash) by Borrower under Leases in the Project occupied by tenants for the reporting period (including forfeited deposits plus any additional rental income such as contractual parking or utility reimbursements), less the greater of (a) actual annualized operating expenses of the Project for the reporting period (including monthly prorations for taxes and insurance as well as a replacement reserve of TWO HUNDRED FIFTY AND NO/100 DOLLARS ($250.00) per unit or (b) EIGHT THOUSAND SIX HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($8,625.00) per apartment unit (which amount is inclusive of the same monthly prorations for taxes and insurance and replacement reserve), divided by (ii) the projected annualized Debt payment for the Loan principal amount outstanding, plus the committed but not yet advanced balance of the Loan on the applicable date of determination based upon the greater of (a) the then-current Note Rate in effect, (b) the ten (10)-year Treasury Bill rate plus three percent (3.00%) per annum, and (c) six and three-quarters percent (6.75%) per annum, using a thirty (30)-year amortization. Such test, which will begin immediately prior to the first extension period, shall be calculated based on a trailing three (3)-month NOI, annualized for the first Extension Term, and a trailing six (6)-months’ NOI for the second Extension Term.

4.20     Utility Fee Reimbursement.  Borrower shall timely request a reimbursement of the utility costs from the MUD 322 which will file a bond application with the TCEQ. The TCEQ will review the application and, if approved, the MUD Bonds shall be issued and sold and the MUD Bond Proceeds from such sale shall be paid to Borrower. Immediately upon its receipt of all or part of the Utility Fee Reimbursement, Borrower shall immediately pay to Lender one hundred percent (100%) of such Utility Fee Reimbursement up to the total Utility Impact Fee advanced by Lender, to be applied in its entirety by Lender to Loan principal.

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SECTION V

NEGATIVE COVENANTS

Borrower covenants and agrees that, as long as Lender is committed to make any Advance under this Agreement and until all instruments and agreements evidencing the Indebtedness that require payment on demand or that condition Advances on the Lender’s discretion are fully discharged and terminated, and from then on, as long as any of the Indebtedness remains outstanding or any of the Obligations remain unsatisfied, Borrower shall not and shall not allow any Loan Party within its control or under common control to, without the prior written consent of the Lender:

5.1     Changes.

Amend, alter, or change (pursuant to change order, amendment, or otherwise) the Plans in any material respect unless those changes have been approved in advance in writing by Lender, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval, and by each surety under payment or performance bonds covering any Construction Contract or any other contract for construction of all or a portion of the Improvements if approval is required thereunder. Notwithstanding anything in this Agreement to the contrary, Borrower shall be allowed to make changes to the Plans on and subject to the following conditions and requirements:

(a) any single change shall not increase the Project Costs by more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00);

(b) all changes, including the currently requested change and all prior changes, shall not increase the Project Costs in the aggregate, by more than TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00);

(c) any change, by itself and when considered with all prior changes, shall not, in Lender’s reasonable discretion, cause or be likely to cause the Completion to occur after the Completion Date;

(d) any change, or all changes in the aggregate, shall not materially and adversely affect any structural components of the Improvements and shall not materially and adversely affect, in Lender’s reasonable discretion, the value, structural integrity, utility, or appearance of the Improvements;

(e) should the changes trigger the need for a deposit by Borrower to the Depository Account, Borrower shall deposit sufficient funds to the Depository Account, sufficient to cover all costs associated with the requested change and all increases in the Project Costs of the Improvements anticipated by those changes, as determined by Lender in its reasonable discretion;

(f) Borrower shall have submitted to Lender, the Independent Consultant, and the applicable Contractor the requested change, together with changes in the Plans necessary to accomplish that change and a change order to the Construction Contract reflecting that change; and Lender has received the approval of that change by the Independent Consultant as well as the approved and signed change order from the applicable Contractor reflecting the increase in cost of construction of the Improvements; and Borrower shall have received Lender’s written approval; and

(g) the change has been approved by, to the extent applicable, any party to a purchase or construction contract with a right of approval, all sureties under payment or performance bonds covering the Construction Contract, and all Governmental Authorities.

5.2     OFAC.

Fail to comply with the laws, regulations and executive orders referred to in Section 3.13 and Section 3.14 of this Agreement.

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5.3     Changes of Ownership.

Allow transfers in ownership of Borrower or any other Loan Party within Borrower’s control or under common control to, except for the following such transfers which Lender hereby approves as permitted transfers provided that no Event of Default is continuing:

  (a)        any transfers of membership interests in Borrower;

  (b)        any transfers of membership interests in either Guarantor between Paul Forbes and Will Harper pursuant to buy-sell provisions in the respective Company Agreement of such Guarantor, provided that Paul Forbes or Will Harper, individually or collectively, remain the only Manager(s) of the respective Guarantor and continue to own at least a fifty-one percent (51%) controlling interest in the respective Guarantor;

  (c)        any transfers of minority membership interests in either Guarantor to any third party or parties, provided that Paul Forbes or Will Harper, individually or collectively, remain the only Manager(s) of the respective Guarantor and continue to own at least a fifty-one percent (51%) controlling interest in the respective Guarantor; and

  (d)        any transfers of direct and/or indirect equity interests in Borrower provided that:

 (i)        other than in connection with a transfer, conveyance or pledge of a direct interest in a Qualified Equityholder, as defined below, and except as (A) may be otherwise prohibited by applicable law or (B) a transfer or transfers of publicly traded stock, and issuances of stock to the public which is the subject of or is exempt from filing(s) with the U.S. Securities and Exchange Commission, Borrower shall provide not less than ten (10) days prior written notice to Lender; and

 (ii)      no such transfer shall result in a Change of Control.

For the avoidance of doubt, equity transfers of interests in Borrower among Affiliates of CNL shall be permitted without the consent of Lender subject to the other terms set forth herein.

  (e)        Notwithstanding anything to the contrary contained herein, without the prior written consent of Lender, Borrower shall be and must remain during the term of the Loan a “single purpose entity” (“SPE”), the only business of Borrower being the financing, ownership, development, maintenance and operation of the Mortgaged Property and other assets directly related to the operation of the Mortgaged Property, and always be in compliance with the Company Agreement of Borrower and with Section 9.26 of this Agreement.

SECTION VI

EVENTS OF DEFAULT AND REMEDIES

6.1     Events of Default.

The occurrence or existence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder:

(a)        the occurrence of any “Event of Default,” as defined in the Deed of Trust; or

(b)        the construction of the Improvements is (i) discontinued, at any time, for a period of thirty (30) or more consecutive days excluding days upon which a force majeure event occurs; or (ii) not completed by the Completion Date (subject to extension for force majeure events); or

(c)        if Borrower is unable to satisfy any condition precedent to Borrower’s right to receive Advances under this Agreement for a period in excess of thirty (30) days after Lender’s refusal to

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make an Advance unless Borrower is diligently pursuing the satisfaction of such condition and such condition is satisfied within ninety (90) days after the date Lender refused to make the applicable Advance; or

(d)        any of the materials supplied for the construction of the Improvements fails to comply in any material respects with the Plans or any Legal Requirement and such failure of compliance is not corrected by the first to occur of (i) thirty (30) days after written notice from Lender or (ii) the applicable deadline imposed by any Governmental Authority or Legal Requirement; or

(e)        any Advance, or any part thereof, shall have been diverted to a purpose other than the purpose for which the Advance was made.

For purposes hereof, “force majeure event” shall mean an event causing a delay in the progress of the work including labor disputes, fire, unusual delay in deliveries, adverse weather conditions and the consequences thereof, unavoidable casualties or any causes beyond the control of Borrower or Contractor.

6.2     Remedies.

(a)         The remedies available to Lender under Section 7 of the Deed of Trust are fully incorporated herein by reference as if they were listed in this Section 6.2. On the occurrence of an Event of Default and during the continuance thereof, Lender may, in its sole discretion, exercise any one or more remedies available to it under the Deed of Trust, this Agreement, the other Loan Documents, or at law or in equity.

(b)         On the occurrence of any Event of Default and at any time during the existence or continuance of any Event of Default, but without impairing or otherwise limiting the right of Lender to make or withhold financial accommodations at its discretion, any commitment by Lender to make any further Advances to Borrower under this Agreement, to the extent not yet disbursed, automatically terminates without any requirement of notice or demand by Lender to Borrower, each of which is expressly waived by Borrower; provided, however, that should the Event of Default be cured to Lender’s satisfaction, Lender may, but shall be under no obligation to, reinstate that commitment by written notice to Borrower. Lender may, without waiving any Event of Default, advance Loan proceeds to correct Borrower’s violation, including, without limitation, advancing Loan proceeds to complete construction of the Improvements. Any Loan proceeds advanced may, at Lender’s sole option, be evidenced by the Note or constitute Indebtedness of Borrower to Lender payable on demand, bearing interest at the Default Rate from the date advanced by Lender. All such demand indebtedness is a part of the Indebtedness and is secured by the liens and security interests of the Loan Documents. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Lender may otherwise have or that may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.

6.3     Discretionary Credit and Credit Payable On Demand.

   To the extent that any of the Indebtedness is payable on demand, nothing contained in this Agreement or any other Loan Document, shall prevent Lender from making demand, without notice and with or without reason, for immediate payment of all or any part of that demand Indebtedness whether or not an Event of Default has occurred or exists. If a demand is made under the provisions of this Section 6.3 in relation to any portion of the Indebtedness and Borrower fails to pay such amount within five (5) days after receipt of such demand, Lender may terminate any commitment by Lender to make any further Advances to Borrower under this Agreement or otherwise. If any Loan Document authorizes Lender, in its discretion, to make or to decline to make financial accommodations to Borrower, nothing contained in this Agreement or any other Loan Document shall limit or impair that discretion or otherwise obligate the Lender to make any such financial accommodation.

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SECTION VII

ASSIGNMENTS

7.1        Assignment of Construction Contract and Architectural Contract.

As additional security for the payment of the Indebtedness, Borrower transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under, and to each Construction Contract and Architectural Contract on the following terms and conditions:

   (a)        Borrower represents and warrants that the copy of each Construction Contract and Architectural Contract Borrower has furnished or shall furnish to Lender is or shall be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance;

   (b)        neither this assignment nor any action by Lender constitutes an assumption by Lender of any obligations under any Construction Contract or Architectural Contract. Borrower shall be liable for all obligations of Borrower under any Construction Contract or Architectural Contract. Borrower shall perform all of its obligations under each Construction Contract and Architectural Contract. Borrower agrees to indemnify, defend, and hold Lender harmless from any loss, cost, liability, or expense (including, without limitation, attorney’s fees) resulting from any failure of Borrower to perform except to the extent such failure is due to Lender’s breach of its obligations under the Loan Documents or due to Lender’s gross negligence or willful misconduct;

   (c)        before the occurrence of an Event of Default and exercise by Lender of its rights under each Construction Contract or Architectural Contract, Borrower may exercise its rights as owner under each Construction Contract or Architectural Contract; provided, however, that Borrower shall not cancel or amend any Construction Contract or Architectural Contract or do or suffer to be done any act that would impair the security constituted by this assignment without the prior written consent of Lender; and

   (d)        this assignment shall inure to the benefit of Lender, Lender’s successors, Lender’s assigns, any purchaser on foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property, and any entity Affiliated with Lender that assumes Lender’s rights and obligations under this Agreement.

7.2        Assignment of Plans.

As additional security for the Indebtedness, Borrower transfers and assigns to Lender all of Borrower’s right, title, and interest in and to the Plans and represents, warrants, and agrees with Lender as follows:

   (a)        each schedule of the Plans delivered or to be delivered to Lender is a complete and accurate description of the Plans in all material respects as of such date;

   (b)        to Borrower’s knowledge, the Plans will be complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. After approval thereof, the Plans shall not be modified without the prior written consent of Lender (except as expressly permitted herein);

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      (c)        Lender may only use the Plans for any purpose relating to the Improvements, including, without limitation, construction inspections and the Completion of the Improvements;

      (d)        Lender’s acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements. If Lender inspects the Improvements, Lender has no liability or obligation to Borrower or any other party arising out of that inspection. No inspection nor any failure by Lender to make objections after an inspection is a representation by Lender that the Improvements conform with the Plans or any other requirement, nor is it a waiver of Lender’s right to insist that the Improvements be constructed pursuant to the Plans or any other requirement; and

      (e)        this assignment shall inure to the benefit of Lender, Lender’s successors, Lender’s assigns, any receiver in possession of the Mortgaged Property, and any entity Affiliated with Lender that assumes Lender’s rights and obligations under this Agreement.

SECTION VIII

LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES

8.1        No Obligation by Lender to Construct.

Lender has no liability or obligation in connection with the Land, Improvements, or the development, construction, completion, or work performed on or in connection with them. Lender’s sole obligation is to disburse the Loan proceeds to the extent required under this Agreement. Lender is not obligated, not liable, and under no circumstances shall Lender be or become liable (a) to inspect the Improvements; (b) for the performance or default of any contractor or subcontractor; (c) for any failure to construct, complete, protect, or insure all or part of the Mortgaged Property; (d) for the payment of any cost or expense incurred in connection therewith; or (e) for the performance or nonperformance of any obligation of any Loan Party to Lender or, without limitation, any other person, firm, or entity. Upon request from Borrower, Lender will promptly provide Borrower with copies of all inspection reports prepared by the Third Party Inspector. No action or statement by Lender, including, without limitation, any disbursement of Loan proceeds, disbursement of Borrower’s Deposit, or acceptance of any document or instrument, is or shall be construed as an express or implied representation or warranty on Lender’s part.

8.2        No Obligation by Lender to Operate.

Notwithstanding any term or condition of any of the Loan Documents to the contrary, Lender has no, and by its execution and acceptance of this Agreement expressly disclaims, any obligation or responsibility for the management, conduct, or operation of the business and affairs of any Loan Party. Any term or condition of the Loan Documents that permits Lender to disburse funds, whether from the proceeds of the Loan, Borrower’s Deposit, or otherwise, or to take or refrain from taking any action with respect to any Loan Party, the Mortgaged Property, or any other collateral for repayment of the Loan, is solely to permit Lender to audit and review the management, operation, and conduct of the business and affairs of any Loan Party, and to maintain and preserve the security given to Lender for the Loan, and may not be relied on by any other Person. Further, Lender has no, has not assumed any, and by its execution and acceptance of this Agreement expressly disclaims any, liability or responsibility for the payment or performance of any indebtedness or obligation of any Loan Party and no term or condition of the Loan Documents shall be construed otherwise.

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8.3        Borrowers Indemnity.

BORROWER HEREBY INDEMNIFIES AND AGREES TO DEFEND, PROTECT, AND HOLD HARMLESS LENDER, LENDER’S PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND THE TRUSTEE UNDER THE DEED OF TRUST FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES AND EXPENSES), ACTIONS, PROCEEDINGS, CLAIMS, OR DISPUTES INCURRED OR SUFFERED BY THE FOREGOING PARTIES SO INDEMNIFIED WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY PARTY SO INDEMNIFIED OR ARISING IN STRICT LIABILITY, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:

(a)        ANY LITIGATION CONCERNING THIS AGREEMENT OR, THE OTHER LOAN DOCUMENTS, UNLESS BORROWER IS THE PREVAILING PARTY, OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF BORROWER OR LENDER THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY BORROWER OR LENDER, WHETHER OR NOT THAT LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(b)        ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTE NOT YET DISBURSED, AMONG OR BETWEEN ANY LOAN PARTY OR OTHER PARTNERS OR VENTURERS OF BORROWER IF BORROWER IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, OR MANAGERS OF BORROWER IF BORROWER IS A CORPORATION, LIMITED LIABILITY COMPANY, OR PARTNERSHIP, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES IF BORROWER IS AN ASSOCIATION, TRUST, OR OTHER ENTITY;

(c)        ANY ACTION TAKEN OR NOT TAKEN BY LENDER OR TRUSTEE THAT IS ALLOWED OR PERMITTED UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO BORROWER, THE MORTGAGED PROPERTY, ANY LOAN PARTY, OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; AND

(d)        ANY ACTION BROUGHT BY LENDER AGAINST BORROWER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT THAT ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT UNLESS BORROWER IS THE PREVAILING PARTY IN SUCH ACTION.

LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND LENDER WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE LENDER FOR ITS REASONABLE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) WITHIN THIRTY (30) DAYS FOLLOWING RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY

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COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER. ANY PAYMENTS NOT MADE WITHIN THIRTY (30) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THE DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OF ITS RIGHT, TITLE, AND INTEREST IN OR TO THE MORTGAGED PROPERTY, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT.

8.4        No Agency.

Nothing in this Agreement shall make or constitute Lender as the agent of any Loan Party in making payments pursuant to any construction contracts or subcontracts entered into by any Loan Party for construction of the Improvements or otherwise. The purpose of all requirements of Lender under this Agreement is solely to allow Lender to check and require documentation (including, without limitation, lien waivers) sufficient to protect Lender and the Loan contemplated under this Agreement. Borrower may not rely on any procedures required by Lender. Borrower has sole responsibility for constructing the Improvements and paying for the work done in accordance therewith. Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, subcontractor, and materialman. Lender has no responsibility for the quality of the materials or workmanship of those persons or entities.

SECTION IX

MISCELLANEOUS

9.1        Taxes and Fees.

Unless otherwise prohibited by applicable law, should any stamp, court, documentary, intangible, recording, filing or similar taxes or fees imposed by any Governmental Authority that arise from any payment made under, from the execution, delivery, performance, enforcement or regulation of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document become payable by Lender, Borrower shall pay and hold Lender harmless for those taxes (or, on demand, reimburse Lender), together with any interest and penalties. For the avoidance of doubt, Borrower shall not be liable for any taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising solely from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in the Loan or any Loan Document).

9.2        Governing Law; Venue; Service of Process.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN

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DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES CONTAINED IN THE SIGNATURE PAGE OF THIS AGREEMENT.

9.3        Audits of Mortgaged Property; Fees.

During the continuance of an Event of Default or in the event Lender has a reasonable basis to believe that Borrower has misapplied Project funds or Advances, Lender may, from time to time in such events, audit the books and records related to the Mortgaged Property. Borrower agrees to reimburse Lender, on demand, for customary and reasonable fees and costs incurred by Lender for such audits.

9.4        Costs and Expenses.

Borrower shall pay Lender, on demand, all costs and expenses, including, without limitation, reasonable attorney’s fees and legal expenses (whether inside or outside counsel is used), incurred by Lender in perfecting, revising, protecting, or enforcing any of its rights or remedies against any Loan Party or any Mortgaged Property, or otherwise incurred by Lender in connection with any Event of Default or the enforcement of the Loan Documents or the Indebtedness. Following Lender’s demand for the payment of those costs and expenses, and until they are paid in full, the unpaid amount of those costs and expenses shall constitute Indebtedness and shall bear interest at the Default Rate.

9.5        Notices.

Whenever any notice is required or permitted to be given under the terms of this Agreement, the same shall, except as otherwise expressly provided for in this Agreement, be effective when given in accordance with the terms and provisions of Section 12.5 of the Deed of Trust.

9.6        Further Action.

Borrower, from time to time, on written request of Lender, shall promptly make, execute, acknowledge, and deliver, or cause to be made, executed, acknowledged, and delivered, all those further and additional instruments, and promptly take all further action as may be reasonably required to carry out the intent and purpose of the Loan Documents, and to provide for the Loan thereunder and payment of the Note, according to the intent and purpose expressed in those agreements.

9.7        Successors and Assigns; Participation.

This Agreement is binding on and shall inure to the benefit of Borrower and Lender and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower, of any of its respective rights, duties, or obligations under this Agreement, those assignments or transfers being expressly prohibited hereunder or under the Deed of Trust (except as otherwise

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expressly provided herein). From and after Completion of the Improvements and payment of the final Advance for Hard Costs in connection therewith, Lender may freely assign its rights and obligations under this Agreement, whether by assignment, participation, or otherwise; provided that notwithstanding anything to the contrary in any of the Loan Documents, Lender shall not assign this Agreement or the Loan or enter into any participation agreement in connection therewith, prior to Completion of the Improvements and payment of the final Advance for Hard Costs in connection therewith and no such participation shall increase the costs or obligations of Borrower. Lender may disclose to that assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding any Loan Party or the Indebtedness.

9.8        Indulgence.

No delay or failure of Lender in exercising any right, power, or privilege under this Agreement or under any of the Loan Documents shall affect that right, power, or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power, or privilege available to Lender. The rights and remedies of Lender under this Agreement are cumulative and are not exclusive of any other rights or remedies of Lender.

9.9        Amendment and Waiver.

No amendment or waiver of any provision of any Loan Document, nor consent to any departure from a Loan Document by any Loan Party, is effective unless it is in writing and signed by Lender, and that waiver or consent is effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which they are given.

9.10        Severability.

If any one or more of the Obligations of any Loan Party under any Loan Document is declared invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining Obligations of that Loan Party shall not in any way be affected or impaired, and that invalidity, illegality, or unenforceability in one jurisdiction shall not affect the validity, legality, or enforceability of the Obligations of the Loan Party under any Loan Document in any other jurisdiction.

9.11        Headings and Construction of Terms.

The headings of the various subsections of this Agreement are for convenience of reference only and shall in no way modify or affect any of the terms or provisions of this Agreement. Where the context in this Agreement requires, the singular number shall include the plural, and any gender shall include any other gender.

9.12        Independence of Covenants.

Each covenant under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by that covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Event of Default.

9.13        Reliance on and Survival of Various Provisions.

All terms, covenants, agreements, indemnities, representations, and warranties of any Loan Party made in this Agreement and any other Loan Document, or in any certificate, report, financial

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statement, or other document furnished by or on behalf of any Loan Party in connection with any Loan Document, may be relied on by Lender, notwithstanding any investigation made by Lender or on Lender’s behalf, and those covenants, agreements, indemnities, representations, and warranties (together with any other indemnities of Borrower contained elsewhere in any Loan Document) shall survive the termination of this Agreement and the repayment in full of the Indebtedness. All representations and warranties set forth in the Loan Documents with respect to any financial information concerning any Loan Party shall apply to all financial information delivered to Lender by such Loan Party or any Person purporting to be an authorized officer or other representative of such Loan Party regardless of the method of transmission to Lender or whether or not signed by such Loan Party or such authorized officer or other representative.

9.14        Effective On Execution.

This Agreement is effective on the execution of this Agreement by Lender and Borrower, and shall remain effective until the Indebtedness under this Agreement, the Note, and the related Loan Documents has been repaid and discharged in full and no commitment to extend any credit under this Agreement (whether optional or obligatory) remains outstanding.

9.15        Time of Essence.

Time shall be of the essence for each provision of this Agreement of which time is an element.

9.16        No Third Party Beneficiaries.

The benefits of this Agreement shall not inure to any third party. This Agreement shall not make or render Lender liable to any materialmen, subcontractors, contractors, laborers, or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to those persons or entities against Borrower. Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor and any of Borrower’s other contractors or subcontractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties to this Agreement, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against Lender or any of its officers, directors, agents, or employees in favor of any contractor, subcontractor, supplier of labor or materials, any of their respective creditors, or any other person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor, or supplier of labor or materials, pursuant to any Requests for Advances (whether or not that request is required to be approved by Borrower) is not a recognition by Lender of the third-party Lender status of that person or entity.

9.17        Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any Advance or consent under this Agreement or any other Loan Document, in a commercially reasonable manner under the circumstances. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents.

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9.18        No Partnership.

Nothing contained in this Agreement shall be construed in any manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

9.19        Conflicts.

If any of the terms, conditions, or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions, or provisions of this Agreement, the applicable terms, conditions, and provisions of this Agreement shall govern and control.

9.20        Permitted Successors and Assigns; Disclosure of Information.

       (a)        Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and, subject to recording in accordance with Section 9.20(d), the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

       (b)        Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

       (c)        Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants in accordance with Section 9.7; provided, however, that (i) Borrower shall not be responsible for any cost or expense in connection with any such participation and (ii) Borrower shall not be obligated to communicate or provide any financial information to any participant. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder, provided that in the case of a participation (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Mortgaged Property (including environmental reports and assessments), Borrower, any of Borrower’s principals, or any Guarantor, to any actual or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

       (d)        Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its office in Dallas, Texas, a register for the recordation of the names and addresses of the lenders, and the commitments of, and principal amounts of the loans owing to, each lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding any provision in the Note to the contrary, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder

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for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any lender at any reasonable time and from time to time upon reasonable prior notice. The obligations of Borrower under the Loan Documents are registered obligations and the right, title and interest of Lender and its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Section 9.20(d) shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

9.21        Exhibits and Schedules.

The following Exhibits, and Schedules are attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement for all purposes:

Exhibits:
Schedule 2.2(r)		Retainage Release
Exhibit “A”	-	Legal Description of the Land
Exhibit “B”	-	Survey Requirements and Certificate
Exhibit “C”	-	Budget (including Project Costs)
Exhibit “D”	-	Form of Affidavit of Commencement
Exhibit “E”	-	Form of Affidavit of Completion
Exhibit “F”	-	Form of Request for Advance
Exhibit “G”		Miscellaneous Information Regarding Construction
Exhibit “H”		Insurance
Exhibit “I”		Form of Architect’s Agreement
Exhibit “J”		Form of Contractor’s Agreement

9.22        Waiver of Jury Trial.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LENDER AND BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.22.

9.23        Oral Agreements Ineffective.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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(CYPRESS/FAIRFIELD)

9.24       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

9.25       USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

9.26       Special Purpose Entity Covenants.

Borrower represents to Lender and agrees that Borrower shall be and must remain during the term of the Loan a “single purpose entity” as follows:

(a)         Purpose.  With respect to the nature of Borrower’s business and of the purpose to be conducted and promoted, Borrower is to engage solely to acquire certain parcels of real property, together with all improvements located thereon, in Harris County, Texas, as described on Exhibit “A” hereto (the “Property” or “Mortgaged Property”), on which it will construct, operate and maintain a 294-unit, Class A multi-family apartment complex.

(b)         Certain Prohibited Activities.    Borrower shall only incur indebtedness in an amount necessary to acquire, construct, operate and maintain the Property. For so long as any deed of trust lien in favor of Texas Capital Bank, National Association, a national banking association, or its successors or assigns (the “First Mortgage”), exists on any portion of the Property, Borrower shall not incur, assume, or guaranty any other indebtedness. Borrower shall not dissolve or liquidate, or consolidate or merge with or into any other entity, or convey or transfer its properties and assets substantially as an entirety or transfer any of its beneficial interests to any entity. For so long as the First Mortgage exists on any portion of the Property, Borrower will not voluntarily commence a case with respect to itself, as debtor, under the United States Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of Borrower. For so long as the First Mortgage exists on any portion of the Property, no material amendment to the certificate of formation or operating agreement of Borrower may be made without first obtaining the written consent of the mortgagee holding the First Mortgage on any portion of the Property.

(c)         Separateness Covenants.  For so long as the First Mortgage exists on any portion of the Property, in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in the certificate of formation and/or operating agreement of the Borrower, Borrower shall conduct its affairs in accordance with the following provisions:

(i)         It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its members or affiliates or, if it shares office space with its parent or any affiliate, it shall allocate fairly and reasonably any overhead for shared office space.

(ii)        It shall maintain records and books of account separate from those of any member or affiliate.

(iii)       It shall observe all limited liability company formalities.

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(CYPRESS/FAIRFIELD)

(iv)        It shall not commingle assets with those of any member or affiliate.

(v)         It shall conduct its own business in its own name.

(vi)        It shall maintain financial statements separate from any member or affiliate (notwithstanding the consolidated financial statements which may be maintained by its Operating Member and/or its Managing Member, as defined in Borrower’s Company Agreement).

(vii)       It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any member or affiliate.

(viii)      It shall maintain an arm’s length relationship with any member or affiliate.

(ix)        It shall not guarantee or become obligated for the debts of any other entity, including any member or affiliate, or hold out its credit as being available to satisfy the obligations of others.

(x)         It shall use stationary, invoices and checks separate from any member or affiliate.

(xi)       It shall not pledge its assets for the benefit of any other entity, including any member or affiliate.

(xii)      It shall hold itself out as an entity separate from any member or affiliate.

For purpose of this Section 9.26, the following terms shall have the following meanings:

“affiliate”  means any person controlling or controlled by or under common control with Borrower including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any employee of Borrower, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from Borrower, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“person”  means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

(d)         Voting.  When acting on matters subject to the vote of one or more of the managers or members, notwithstanding that the Borrower is not then insolvent, such managers or members of Borrower shall take into account the interest of the Borrower’s creditors, as well as those of the members.

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(CYPRESS/FAIRFIELD)

Notwithstanding the foregoing provisions of this Section 9.26, as long as the Borrower is a disregarded entity for federal income tax purposes, Borrower may file a consolidated tax return. In addition, the covenants contained in this Section 9.26 shall terminate upon repayment of the Indebtedness.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.

CONSTRUCTION LOAN AGREEMENT -- PAGE 48

(CYPRESS/FAIRFIELD)

WITNESS the due execution of this Agreement as of the day and year first above written.

BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 8.3 OF THIS AGREEMENT) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY BORROWER OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE OR WHICH ARISE IN STRICT LIABILITY.

LENDER:
TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association
By:	/S/ Robert N. Delph
Robert N. Delph, Executive Vice President
Address: 2000 McKinney Avenue,
Suite 700
Dallas, Texas 75201
Attn: Robert N. Delph
Facsimile No.: 214-932-6607

GGT AHC FAIRFIELD TX, LLC,
a Delaware limited liability company

By:	AHC Fairfield Operator, LLC,
a Texas limited liability company,
its Operating Member
	By:	/S/ Paul Forbes
Paul Forbes, Manager

Address:
1800 Augusta Drive, Suite 150
Houston, Texas 77057
Attention: Paul Forbes, Manager
Facsimile No.: 713-808-1235

Signature Page

Construction Loan Agreement

Schedule 2.2(r)

RETAINAGE RELEASE

[Omitted as not necessary to an understanding of the Agreement]

SCHEDULE 2.2(R), RETAINAGE RELEASE-- PAGE 1

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A, LEGAL DESCRIPTION -- PAGE 1

EXHIBIT “B”

SURVEY REQUIREMENTS

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT B – SURVEY REQUIREMENTS - PAGE 1

EXHIBIT “C”

BUDGET

(including Project Costs)

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT D – AFFIDAVIT OF COMMENCEMENT, PAGE 1

EXHIBIT “D”

FORM OF AFFIDAVIT OF COMMENCEMENT

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A

TO

AFFIDAVIT OF COMMENCEMENT

Description of Land

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT B

TO

AFFIDAVIT OF COMMENCEMENT

Original Contractors

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT D – AFFIDAVIT OF COMMENCEMENT, PAGE 1

EXHIBIT “E”

FORM OF AFFIDAVIT OF COMPLETION

[Omitted as not necessary to an understanding of the Agreement]

Exhibit A to Affidavit of Completion

Description of the Real Property

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT E – AFFIDAVIT OF COMPLETION, PAGE 1

EXHIBIT “F”

FORM OF REQUEST FOR ADVANCE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT F – REQUEST FOR ADVANCE, PAGE 1

EXHIBIT “G”

MISCELLANEOUS INFORMATION REGARDING CONSTRUCTION

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT G – MISCELLANEOUS INFORMATION REGARDING CONSTRUCTION, PAGE 1

EXHIBIT “H”

INSURANCE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT H – INSURANCE, PAGE 1

EXHIBIT “I”

FORM OF ARCHITECT’S AGREEMENT

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A

TO

ARCHITECT’S AGREEMENT

Description of Land

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT I – FORM OF ARCHITECT’S AGREEMENT, PAGE 1

EXHIBIT “J”

FORM OF CONTRACTOR’S AGREEMENT

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A

TO

CONTRACTOR’S AGREEMENT

Description of Land

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT J – FORM OF CONTRACTOR’S AGREEMENT, PAGE 1	2